Exhibit 10.6

BUILDING LEASE

BETWEEN

GR DEVELOPMENT ONE LLC, LANDLORD

AND

HEALTH GRADES, INC. TENANT

(i)

(ii)

BUILDING LEASE

     THIS BUILDING LEASE (“Lease”) is made as of this ___day of December, 2004, by and between GR DEVELOPMENT ONE LLC, a Colorado limited liability company (“Landlord”), and HEALTH GRADES, Inc., a Delaware corporation (“Tenant”).

ARTICLE 1
DEFINITIONS, DEMISE, PREMISES, TERM, RENT

     1.1 Definitions. In addition to the terms defined elsewhere in this Lease, the following terms shall have the meanings hereinafter set forth throughout this Lease

          (a) “Additional Rent” shall mean all sums payable by Tenant under this Lease other than Base Rent.

          (b) “Base Rent” shall mean the base rent payable by Tenant during the Term, as set forth in Section 1.5 and Exhibit A of this Lease.

          (c) “Building” shall mean the commercial office structure together with all appurtenant improvements, situated on the Property, and known generally as Golden Ridge Building I, 500 Golden Ridge Road, Golden, Colorado 80403.

          (d) “Commencement Date” shall mean the date the Term commences, which shall be February 15, 2005.

          (e) “Expiration Date” shall mean the last day of the calendar month that is sixty-three (63) full months following the Commencement Date, unless the Lease is earlier terminated or the Term is renewed as set forth in Article 9.

          (f) “Gross Building Area” shall mean the total number of square feet contained in the gross building area of the Building, which is deemed to fifty-seven thousand six hundred (57,600) square feet. If there is a significant change in the Gross Building Area as a result of an addition to the Building, partial destruction thereof, modification to Building design, or similar circumstances, which causes a reduction or increase thereto on a permanent basis, Landlord’s architect shall redetermine the Gross Building Area, and Landlord shall make such adjustments in the computations required under this Lease as shall be necessary to account for the change.

          (g) “Landlord’s Notice Address” shall mean GR Development One LLC, c/o NDG I Management Inc., 1621 18th Street, Suite 250, Denver, Colorado 80202, Attn: Greg C. Venn, President.

          (h) “Lease Year” shall mean each consecutive twelve (12) month period during the Term (as defined in Section 1.1(cc) following the Commencement Date.

          (i) “Parking Areas” shall mean all of the parking areas available in the REOA Common Area for use by Tenant, as set forth in the REOA.

          (j) “Parking Spaces” shall mean the designated spaces for parking automobiles made available to Tenant under this Lease, as set forth in the attached Exhibit B-1.

          (k) “Permitted Uses” shall mean those uses which Tenant may make of the Premises as specified in Section 1.10.

          (l) “Premises” shall mean that portion of the Building leased to Tenant hereunder, as shown on the floor plan attached hereto as part of Exhibit B and incorporated into this Lease, and known generally as Suite 100, together with the non-exclusive use of all Building common areas.

          (m) “Property” shall mean that certain real property on which the Building is situated, more particularly described as Lot 1, Block 1, Golden Ridge Subdivision Filing No. 6, City of Golden, Jefferson County, Colorado.

          (n) “REOA” shall mean the Reciprocal Easement and Operations Agreement recorded June 8, 2000 at Reception Number F1068124 in the real estate records of the Clerk and Recorder of Jefferson County, Colorado, as amended thereafter by recorded instrument.

          (o) “REOA Common Area” shall mean the Common Area of all of the property that is subject to the REOA, as defined in the REOA.

          (p) “REOA Costs” shall mean the total of all “Common Area Maintenance Costs” as defined in the REOA. Tenant shall pay its proportionate share of REOA Costs as set forth in Section 3.1. REOA Costs are subject to adjustment as provided in the REOA.

          (q) “Rent” shall include Base Rent and Additional Rent.

          (r) “Rentable Area” of the Premises is deemed to be twenty-eight thousand six hundred fifty-seven (28,657) rentable square feet, except as otherwise set forth herein.

          (s) “Rent Payment Address” shall mean c/o NexCore Properties LLC, 2620 E. Prospect Road, Suite 100, Fort Collins, Colorado 80525.

          (t) “Security Deposit” shall mean the security as set forth in Section 4.13.

          (u) “Service Facilities” shall mean the sidewalks and stairways adjacent to the Building and the trash enclosures serving the Building.

          (v) “Special Amenities” shall mean Building specific amenities located on the REOA Common Area or attached to the Building, such as Tenant identification signs, postal or delivery boxes, bicycle racks, patios, outdoor seating areas, public telephones, benches or public transportation shelters, recreational facilities, fountains, artwork, and landscaping which is not of a nature, type or extent commonly installed throughout the REOA Common Area.

          (w) “Substantial Completion” shall mean that, with the exception of punch-list items that would not prevent the use or occupancy of the Premises for the Permitted Uses, the Tenant Improvements shall have been completed in accordance with the Tenant Improvement Plans and Specifications and all mechanical systems serving or affecting the Premises shall then be in working order, excluding any work required to be performed by Tenant to connect its equipment, furniture systems, or both to such mechanical systems in order to obtain a Certificate of Occupancy for the Premises. The date of Substantial Completion is projected to be February 15, 2005.

          (x) “Tenant Improvements” shall mean the improvements to the Premises to be shown on the Tenant Plans and Specifications as defined in Section 2.1

          (y) “Tenant Improvement Plans and Specifications” shall mean the final plans and specifications for the Tenant Improvements, as referenced in Exhibit C attached hereto.

          (z) “Tenant Improvement Standards” shall mean the minimum standards for Tenant Improvements, as set forth in Exhibit D attached hereto.

          (aa) “Tenant’s Notice Address” shall mean 500 Golden Ridge Road, Suite 100, Golden Colorado 80403, Attention Mike Shanks. Prior to the Commencement Date, a copy shall also be sent to CB Richard Ellis, 4800 South Syracuse Street, Suite 100, Denver, Colorado 80237, Attention: Ty Ritchie.

          (bb) “Tenant’s Pro Rata Share “ shall mean the proportionate shares of Maintenance and Operating Costs and REOA Costs payable by Tenant as Additional Rent in the percentages as set forth Section 3.1.

          (cc) “Term” The Term of this Lease shall commence at 12:01 on the Commencement Date and shall expire at 11:59 p.m. on the last day of the month that is sixty-three (63) full months after the Commencement Date, unless the Term is earlier terminated pursuant to any of the other provisions of the Lease. If for any reason the Commencement Date falls on a day other than the first day of a month, the Term shall include the period from the Commencement Date to the first day of the next month and shall extend thereafter for sixty-three (63) months, or as otherwise extended in accordance with the renewal option described in Article 9.

          (dd) “Utility Room” shall mean that space designated on Exhibit B hereto as the “Utility Room,” which shall be utilized for the installation and maintenance of mechanical, electrical and communications equipment serving the Premises and other leased areas of the Building.

     1.2 Demise. Subject to and upon the terms and conditions set forth herein, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises located in the Building for the period commencing on the Commencement Date and ending on the Expiration Date, together with a non-exclusive right to use the REOA Common Areas.

     1.3 Possession.

          (a) Delivery of Possession. The Premises are currently occupied by The Integer Group, LLC (“Integer”), pursuant to a Building Lease dated May 10, 2000, as subsequently amended (the “Integer Lease”). Landlord has entered into an agreement with Integer to terminate the Integer Lease and to have Integer vacate the Premises effective as of January 10, 2005. Landlord shall use reasonable efforts to ensure that Integer vacates the Premises on or before January 10, 2005, and shall allow Tenant early access to the Premises as soon as reasonably practicable following the date Integer vacates (the “Early Access Date”). The Premises shall be tendered to Tenant, and Tenant shall accept tender of the Premises, in their “as-is, where-is” condition, without representation or warranty of any kind, except as may otherwise be specifically set forth herein. Landlord shall give Tenant and Tenant’s agents and contractors reasonable access to the Premises beginning on the Early Access Date for the construction of the Tenant Improvements, and Tenant agrees that minor inconveniences that do not unreasonably interfere with Tenant’s construction (e.g., small amounts of personal property that may have been left behind by Integer) shall not be deemed a delay in Landlord’s delivery of the Premises. The period from the Early Access Date to the Commencement Date is referred to herein as the “Early Access Period”. All terms and conditions of this Lease shall apply during the Early Access Period; provided, however, that Tenant shall not be obligated to pay Base Rent or Additional Rent until the Commencement Date. Tenant agrees that Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant’s property or installations in the Premises during the Early Access Period, the same being at Tenant’s sole risk, except where such injury, loss or damage is caused by Landlord’s or its agents’, contractors’, suppliers’ or workmen’s gross negligence. Tenant agrees to protect, defend, indemnify and hold harmless Landlord from all liabilities, costs, damages, fees and expenses, including reasonable attorney fees, arising out of or connected with the activities of Tenant or its agents, contractors, suppliers or workmen in or about the Premises, the Building, the Property or the REOA Common Area during the Early Access Period. Tenant shall pay any extraordinary Operating Costs arising during the Early Access Period which exceed the Operating Costs Landlord would have incurred in the absence of Tenant’s early access. Landlord agrees to protect, defend, indemnify and hold harmless Tenant from all liabilities, costs, damages, fees and expenses, including reasonable attorney fees, arising out of or connected with the activities of Landlord or its agents, contractors, suppliers or workmen in or about the Premises during the Early Access Period, that unreasonably interfere with the Tenant’s construction activities; provided, however, that nothing contained herein shall be deemed to limit Landlord’s ability to perform or have performed any scheduled or emergency Building maintenance activities.

          (b) Delay in Possession. If Landlord cannot deliver possession of the Premises to Tenant by January 10, 2005 for any reason, Landlord shall not be subject to any liability for the delay; provided, however, that if Integer fails to vacate the Premises by such date, then for each day of delay in delivery beyond January 10, 2005, Landlord shall abate Tenant’s Base Rent (but not Additional Rent) obligations by $667.78 for each day of delay, such amount being equal to the per diem annualized Base Rent payable hereunder during the first Lease Year. If Landlord does not deliver possession of the Premises by February 15, 2005, for reasons within Landlord’s reasonable control, Tenant may cancel this Lease, at Tenant’s option, upon thirty (30) days written notice to Landlord; provided, however, upon receipt of Tenant’s notice, Landlord shall have thirty (30) days to deliver possession of the Premises. If Landlord delivers possession of the Premises within such thirty (30) day period, this Lease shall continue in full force and effect. If Landlord does not deliver possession of the Premises within such thirty (30) day period for reasons within Landlord’s reasonable control, the Lease shall be terminated and the parties relieved from any further liability hereunder.

     1.4 Acceptance Letter. Within ten (10) days after the Commencement Date, Tenant and Landlord shall execute an acceptance letter substantially in the form of Exhibit E attached hereto (the “Acceptance Letter”), setting forth the Commencement Date and other information required therein, but the failure or refusal by Tenant to execute the Acceptance Letter shall not affect the Commencement Date.

     1.5 Base Rent. Tenant shall pay Base Rent for the Premises to Landlord, in the amounts set forth in the Base Rent Schedule attached hereto as Exhibit A and incorporated into this Lease, without any setoff, offset or deduction whatsoever, and without any abatement except as provided in Sections 1.3(b) and 6.2(e). Provided Tenant has not committed an Event of Default, the first ninety (90) days of Base Rent (but not Additional Rent) shall be abated, and Tenant’s obligation to pay Base Rent shall commence ninety (90) days following the Commencement Date. All payments of Base Rent shall be due in advance on the first day of each calendar month during the term of this Lease. The payments shall be made in equal monthly installments, except that Base Rent for any period that is for less than one month shall be prorated on a per diem basis, and in the case of the first payment shall be made in advance for the remaining fraction of the month and the next full month. Payments shall be made to Landlord, in lawful money of the United States of America, at the address of Landlord set forth in Section 1.1(g) above, or such place as Landlord may from time to time designate in writing. Beginning with the first day of the second Lease Year and thereafter on the first day of each Lease Year during the Term and any Extension Term, Base Rent shall escalate by two and one-half percent (2.5%) over the Base Rent for the prior Lease Year. This escalation is already reflected in the Base Rent Schedule for the Term set forth on Exhibit A, but will apply to any Extension Term or to the lease of any additional space added to the Premises.

     1.6 Interest on Late Payments. Any Rent or other amount due from Tenant to Landlord under this Lease not paid within five (5) days of when due shall bear interest from the date due, computed on a daily basis, until the date paid, at the rate of one and one-half percent (1-1/2%) per month until paid, but the payment of the interest shall not excuse nor cure any default by Tenant under this Lease. The failure to charge or collect default interest in connection with any one or more late payments shall not constitute a waiver of Landlord’s right to charge and collect default interest in connection with any other similar or like late payments. The covenants in this Lease to pay Rent shall be independent of any other covenant set forth in this Lease.

     1.7 Late Payment Charge. Further, and notwithstanding the interest charges provided for in the preceding Section 1.6, if any Rent or other amounts owing hereunder are not paid within ten (10) days of when due, Landlord and Tenant agree that Landlord will incur additional administrative and financial expenses and inconveniences the amount of which will be difficult if not impossible to determine. Accordingly, Tenant shall pay to Landlord an additional one-time late charge for any late payment in the amount of five percent (5%) of the amount of the late payment. If Tenant shall have failed to timely pay Rent when due more than two times in any twelve (12) month period, the foregoing time period shall be reduced from ten (10) days to five (5) days for any future late payments

     1.8 Additional Rent. All sums other than Base Rent payable by Tenant under this Lease shall be payable as Additional Rent and shall be payable on demand unless other payment dates are set forth herein. Landlord shall have the same rights and remedies with respect to the failure by Tenant to pay Additional Rent as Landlord has with respect to the failure by Tenant to pay Base Rent.

     1.9 Common Areas.

          (a) Non-Exclusive Use. The REOA Common Area shall be available for the non-exclusive use of Tenant during the Term of this Lease, subject to the requirements and limitations of the REOA.

          (b) REOA Common Area Changes. Landlord shall have the right, in Landlord’s sole discretion, from time to time:

               (i) To make changes to the REOA Common Area, including, without limitation, changes in the location, size, shape, number, and appearance thereof, including but not limited to driveways, entrances, Parking Area, loading and unloading areas, ingress, egress, direction of traffic, decorative walls, landscaped areas and walkways; provided however that such changes shall not substantially preclude Tenant’s access to or use of the Premises, and provided that Landlord shall at all times provide Parking Spaces as required by applicable law.

               (ii) To close temporarily any of the REOA Common Area for maintenance purposes so long as reasonable access to the Premises remains available.

               (iii) To do and perform such other acts and make such other changes in, to or with respect to the REOA Common Area as Landlord may deem to be appropriate, provided that such changes shall not have a materially adverse effect upon Tenant’s access to or use of the Premises.

          (c) Utility Room. Neither Tenant nor any other tenant of the Building shall enter the Utility Room or use it for any equipment, wiring, storage, or other uses. The Utility Room is solely for the installation and maintenance by Landlord of mechanical, electrical and communications equipment serving the Premises and other leased areas of the Building.

     1.10 Use.

          (a) Permitted Use. The Premises shall be used and occupied by Tenant solely for general and administrative offices and other lawful purposes ancillary to the business of Tenant and for no other purpose without the prior written consent of Landlord, which consent may be withheld for any or for no reason.

          (b) Use Restrictions. Tenant shall not conduct any business activity in the Premises prior to the Commencement Date. Tenant shall not suffer or permit anyone, except in an emergency, to go up on the roof of the Building. Tenant shall not at any time use, occupy or suffer or permit the use or occupancy of the Premises, nor shall Tenant, its contractors, agents, employees, managers or invitees, use or occupy the Building, Property or REOA Common Area, or store anything therein in any manner that in the reasonable judgment of Landlord:

               (i) Is not an Permitted Use of the Premises.

               (ii) Violates the REOA.

               (iii) Causes or may cause injury to the Premises, Building, or REOA Common Area; or any equipment, facilities or systems therein.

               (iv) Will in any way conflict with any applicable law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. The judgment of any court of competent jurisdiction or the admission of Tenant in an action against Tenant whether Landlord be a party to the action or not, that Tenant has violated any law, statutes, ordinance, or governmental rule, regulation, or requirement, shall be conclusive of that fact as between Landlord and Tenant.

               (v) Will in any way increase the existing rate of, or adversely affect, or cause a cancellation of, any fire or other insurance policies covering the Building or any of its contents.

               (vi) Impairs or tends to impair the character, reputation or appearance of the Building or the REOA Common Area as a first class building and common area.

               (vii) Constitutes a public or private nuisance.

               (viii) Interferes with the use of the REOA Common Area by other occupants of buildings covered by the REOA, but this restriction shall not prevent the limited use of the REOA Common Area for occasional, special marketing or social events, subject to the prior approval of the Maintenance Director for the REOA and of Landlord, and upon such reasonable conditions as they shall impose.

          (c) Occupancy Restriction. The aggregate number of people (including without limitation, full-time employees, part-time employees, independent contractors and agents of Tenant) which may use or perform services or activities in the Premises shall not exceed a ratio of one (1) person for each two hundred (200) square feet of Rentable Area, regardless of whether such people “office share,” “job share” or work in shifts. Tenant may, from time to time, allow invitees, guests, non-resident and home-based employees, and repair workers to enter the Premises for the purposes of meeting with employees and making repairs, and the presence of such people shall not be included in the aforementioned calculation. For purposes of this Section 1.10(c), a “non-resident employee” shall be an employee of Tenant whose primary physical residence is located outside the State of Colorado, and “home-based employee” shall be an employee of Tenant who works primarily from locations other than the Premises, and in any event, less than four (4) hours per week from the Premises. Nothing in this Section 1.10(c) shall be deemed to increase the number of Parking Spaces available to Tenant as set forth in Section 4.1.

ARTICLE 2
IMPROVEMENTS, ALTERATIONS AND ADDITIONS

     2.1 Improvements.

          (a) Tenant Improvements. Tenant shall undertake and construct the Tenant Improvements substantially in accordance with the Tenant Improvement Plans and Specifications to be attached hereto as Exhibit C. Without limiting Tenant’s obligations as set forth elsewhere in this Lease, Tenant shall use only such contractors as have been expressly approved by Landlord, which approval shall not be unreasonably withheld. Tenant shall furnish Landlord with electronic (AutoCAD) and paper sets of as-built plans or “Record Drawings” delineating the work completed and in place, and Tenant shall pay when due all claims for labor or materials furnished or alleged to have been furnished to or for Tenant at or for use in the Premises.

          (b) Americans With Disabilities Act. Tenant shall cause its contractors and architects to comply with the Americans With Disabilities Act, 42 U.S.C. §12101 et seq., and the regulations promulgated as 28 CFR Part 36 as interpreted and enforced at the time of Substantial Completion in the jurisdiction in which the Property is located (“ADA”). Landlord and its architect reserve the right to determine whether the Tenant Improvements are ADA compliant.

          (c) Tenant Improvement Plans and Specifications.

               (i) Space Plan. Landlord has provided Tenant with the first draft of a space plan for the Premises (the “Space Plan.” Changes to the Space Plan made by Landlord will be charged to Tenant at the hourly rates incurred by Landlord for such design services, which charges will be paid by Tenant promptly upon receipt of Landlord’s invoice.

               (ii) Tenant Improvement Plans and Specifications. All Tenant Improvements shall be in conformity with the Tenant Improvement Standards set forth on Exhibit D. Tenant shall submit to Landlord such information as is reasonably necessary to enable Landlord to approve the Tenant Improvement Plans and Specifications for attachment to this Lease as Exhibit C. The Tenant Improvement Plans and Specifications shall be prepared as soon as reasonably practicable after submission by Tenant of all information necessary for Landlord to approve the same. Tenant agrees to, and shall devote such time in consultation with Tenant’s architect and such consultants as they may reasonably deem necessary to finalize the Tenant Improvement Plans and Specifications and to approve them in writing on or before Tenant begins construction. The Tenant Improvement Plans and Specifications shall be subject to the final approval of Landlord, which shall not unreasonably be withheld. Landlord’s approval shall be evidenced by Landlord’s signature on the documents.

          (d) Tenant Improvement Allowance. Landlord shall provide Tenant an allowance (“Tenant Improvement Allowance”) of ten dollars ($10.00) per Rentable Square Foot (multiplied by 28,657 Rentable Square Feet), for the design and construction of Tenant Improvements, which shall be disbursed in accordance with the Disbursement Terms attached hereto as Exhibit C-1. The Tenant Improvement Allowance may be utilized for space planning, construction drawings and hard construction costs, which costs may include, without limitation, all painting, carpeting, re-metering fees and costs, and auxiliary server room cooling systems, but not for Tenant’s moving expenses, interior design and decorating, furnishings, trade fixtures, office equipment, or technology hardware or software. Notwithstanding the foregoing, Tenant may allocate up to: (i) thirty-five cents (35¢) per Rentable Square Foot (multiplied by 28,657 Rentable Square Feet) for cabling and data cabling, and (ii) two dollars ($2.00) per Rentable Square Foot (multiplied by 28,657 Rentable Square Feet) to acquire the existing furniture owned by Integer and currently located with the Premises; provided that such acquisition shall be pursuant to a separate agreement between Tenant and Integer, and Landlord makes no representation or warranty with respect to the availability, condition or any other aspect of the Integer furniture, except that Landlord acknowledges that such furniture shall be the sole personal property of Tenant, free and clear of any liens in favor of Landlord. Tenant shall pay Landlord a construction coordination fee of fifty cents (50¢) per Rentable Square Foot (multiplied by 28,657 Rentable Square Feet), which fee shall be charged against the Tenant Improvement Allowance.

          (e) Unused Allowance. Any portion of the Tenant Improvement Allowance not utilized by Tenant shall be forfeited.

          (f) Excess Tenant Improvement Costs. Tenant shall pay all costs of designing and constructing the Tenant Improvements that exceed the total Tenant Improvement Allowance. At any time from ten (10) days prior to the commencement of construction of the Tenant Improvements and continuing during construction of the Tenant Improvements, if Landlord reasonably estimates, based on its experience, on industry standards, or on cost estimates for the Tenant Improvements, that the cost to complete the Tenant Improvements will exceed the Tenant Improvement Allowance, then Landlord may require Tenant to deposit with Landlord, within five (5) days after request, an amount equal to that which Landlord estimates to be the excess cost for Tenant Improvements. At the time such funds are to be deposited, Tenant shall also provide to Landlord evidence reasonably satisfactory to Landlord that Tenant has, or has unrestricted access to, the balance of the excess Tenant Improvement cost as estimated by Landlord.

          (g) Tenant Improvement Changes. After execution of this Lease, no material changes or modifications shall be made to the Tenant Improvement Plans and Specifications except by written change order approved and signed by Landlord. Landlord shall not unreasonably withhold its approval. Landlord may, however, condition its approval upon, among others, the following factors: (i) Tenant’s agreement to extend the length of the initial Term of this Lease, (ii) Tenant’s agreement to reduce the Tenant Improvement Allowance, or (iii) Tenant’s agreement to remove finishes that do not meet the Tenant Improvement Standards and replace them with finishes that do upon termination of this Lease.

          (h) Acceptance of Premises. By acceptance of Landlord’s tender of the Premises, Tenant shall be deemed conclusively to have accepted the Premises in their “as-is, where-is” condition. Landlord shall not be responsible for, nor have any liability for loss or damage to the Tenant Improvements, or any fixtures, equipment or other property of Tenant or others installed or placed in the Premises or the Building by Tenant or on Tenant’s behalf, by its servants, employees, agents or independent contractors, except when caused by Landlord’s or Landlord’s agents’ gross negligence or willful misconduct.

          (i) Representatives. The following persons shall serve as representatives of Landlord and Tenant, respectively, during the construction of Tenant Improvements, and they shall be authorized to make such decisions, give such approvals and disapprovals, and execute such documents as shall be required for the timely construction of the Tenant Improvements.

               (i) Landlord’s Representative. Landlord’s Representative shall be Jarrod Daddis, or such other person as Landlord shall designate in a written notice to Tenant.

               (ii) Tenant’s Representative. Tenant’s Representative shall be Mike Shanks, or such other person(s) as Tenant shall designate in a written notice to Landlord. Tenant’s Representative shall have full authority to make decisions, give approvals and disapprovals, and execute documents on Tenant’s behalf with respect to the Tenant Improvements and all other matters with respect to this Lease.

          (j) Ownership of Tenant Improvements. All Tenant Improvements shall be the property of Landlord and shall remain upon and be surrendered with the Premises at the expiration of the Lease term, unless Landlord requires their removal. Landlord shall give written notice to Tenant on or before the time Tenant Improvements are approved if Landlord will require Tenant to remove any Tenant Improvements. Before the expiration of the Lease, Tenant shall remove all Tenant Improvements identified at the time of approval and shall restore the Premises to the condition existing prior to the installation of such Tenant Improvements, ordinary wear and tear excepted.

     2.2 Alterations and Additions.

          (a) Construction. Tenant shall not, without Landlord’s prior written consent make any alterations, improvements, additions, utility installations or repairs in, on or about the Premises, or the Building (collectively “Alterations”) unless the Alterations cost less than $30,000 each and less than $100,000 cumulatively per annum and do not impact or involve any structural components of the Building and do not involve penetrations of the exterior or roof of the Building. All such construction shall, at a minimum, be in conformity with the Minimum Tenant Improvement Standards set forth on Exhibit D. The term “utility installation” shall mean power panels, electrical distribution systems, plumbing, gas distribution systems, backup power systems, lighting fixtures, air conditioning, and telecommunication wiring and equipment installation. At the expiration of the Term, Landlord may require the removal of any or all of the Alterations and the restoration of the Premises and the Building to their prior condition, at Tenant’s expense. For all Alterations requiring Landlord’s prior approval, Tenant shall use only such contractor as has been expressly approved by Landlord which approval shall not be unreasonably withheld, and Landlord may require Tenant to provide Landlord, at Tenant’s sole cost and expense, a lien and completion bond in an amount equal to one and one-half times the estimated cost of such Alterations, to insure Landlord against any liability for mechanic’s and materialmen’s liens and to insure completion of the work. Should Tenant make any Alterations requiring Landlord’s consent without the prior approval of Landlord, or use a contractor not expressly approved by Landlord, Landlord may, in addition to declaring a default by Tenant, require that Tenant remove any part or all of the same at any time during the Term of this Lease.

          (b) Permits and Approvals. Tenant shall acquire and comply with all necessary permits and approvals from all applicable governmental agencies for work requiring governmental permits or approval. Promptly upon the completion of all such work, Tenant shall furnish Landlord with a copy of each permit, with signatures indicating final governmental approval of the work, and Tenant shall furnish Landlord with a set of as-built plans, showing the work in place. Tenant shall pay when due all claims for labor or materials furnished or alleged to have been furnished to or for Tenant at or for use in the Premises, which claims are or may be secured by any mechanic’s or materialman’s lien against the Premises, the Building, the Property, the REOA Common Area, or any interest therein. Tenant shall give Landlord not less than ten (10) days notice prior to the commencement of any work in the Premises that requires a governmental permit or approval. Tenant shall post notices of Landlord’s non-responsibility for payment for any Tenant Improvements or Tenant’s Alterations in or on the Premises or the Building as provided by law, and Landlord shall have the right to post such notices irrespective of whether Tenant fails to do so. Tenant shall be subject to Section 4.12 with respect to all Alterations.

          (c) Ownership of Alterations. All Alterations which may be attached to the Premises by Tenant, including, but not limited to, floor coverings, paneling, doors, drapes, built-ins, moldings, sound attenuation, and lighting and telephone or communication systems, conduit, wiring and outlets, shall be made and done in a good and workmanlike manner and of good and sufficient quality and materials and shall be the property of Landlord and remain upon and be surrendered with the Premises at the expiration of the Lease term, unless Landlord requires their removal. Notwithstanding the provisions of this Section 2.2(c), Tenant’s personal property and equipment (including, without limitation, Tenant’s trade fixtures, the furniture purchased from Integer, Tenant’s other personal property and equipment), other than that which is affixed to the Premises so that it cannot be removed without material damage to the Premises or the Building, shall remain the property of Tenant and may be removed by Tenant subject to the provisions of Section 4.3(b).

ARTICLE 3
OPERATING EXPENSES

     3.1 Tenant’s Payment of Operating Expenses. During the first year of the Term, Tenant shall pay as Additional Rent 44.54% of Maintenance and Operating Costs for the Premises and Building, plus 15.52% of REOA Costs accruing after the Commencement Date (collectively “Operating Expenses”), which shall be payable in the manner, at the time and in the amounts set forth below. Beginning on the first day of the second year of the Term, Tenant shall pay as Additional Rent 49.75% of Maintenance and Operating Costs for the Premises and Building, plus 17.33% of REOA Costs.

     3.2 Operating Expenses.

          (a) Maintenance and Operating Costs. The term “Maintenance and Operating Costs” shall mean the aggregate of those costs and expenses paid or incurred by or on behalf of Landlord on or after the Commencement Date (whether directly or through independent contractors) relating to the ownership, maintenance and operation of the Building and the Property. Landlord agrees to make reasonable efforts to minimize Maintenance and Operating Costs, provided that such efforts are consistent with Landlord’s intent to operate and maintain the Building in a first class manner. Without limiting the generality of the foregoing, Maintenance and Operating Costs shall include the following:

               (i) Taxes. The term “Taxes” shall mean all taxes, fees and assessments and governmental charges levied, whether by federal, state, county, municipal, or other taxing districts or authorities presently or hereafter created, taxing the Building or the Property and any other taxes, fees, charges or assessments attributable to the Building or its operation that Landlord shall be required to pay. Taxes shall include any excise, privilege, gross receipts or sales tax levied on the rentals or the receipt thereof. If and to the extent that due to a change in the method of taxation or assessment, any franchise, capital stock, capital, rent, income, profit or other tax or charge shall be a substitute for or supplement to any of the foregoing, then all such items shall be included within the term Taxes for the purposes of this Lease. All expenses, including reasonable attorneys’ fees and disbursements, experts’ and other witnesses’ fees, incurred in contesting the validity or amount of any Taxes or in obtaining a refund of Taxes shall be considered as part of the Taxes for the year in which paid. Without the prior written consent of Landlord, Tenant may not contest Taxes. Notwithstanding the foregoing, Taxes shall not include Landlord’s state or federal income taxes.

               (ii) Insurance. The term “Insurance” shall mean all insurance of any type that Landlord carries in accordance with the terms of this Lease.

               (iii) Maintenance Costs. The term “Maintenance Costs” shall mean all costs paid or incurred in connection with the operation or maintenance of the Building or the Property, including, without limitation, all Parking Areas (whether temporary or permanent) on the Property, access roads, driveways, curbs, truck ways, loading areas and docks, retaining walls, lighting facilities, service corridors, pedestrian sidewalks, stairways, plazas, malls, foundations, exterior and demising walls, roofs over the entire Building including the Premises, courts and ramps, decorative walls, vacant areas, landscaped and planting areas and facilities, service lines or conduits for gas, water, electric, sewage, heating, ventilating and air conditioning services, music and intercom equipment, fire suppression and warning systems, conduits and appurtenances for use by Tenant in common with other tenants, and other areas and facilities related to the Property, whether within or outside the Building and whether located on or off the Property. Maintenance Costs shall include, but are not limited to, the following:

                    (A) All expenses incurred in connection with making the Parking Spaces on the Property available for use by Tenant and others including, but not limited to, any management fees that Landlord may be required to pay for such use, and all costs incurred for sweeping; cleaning; litter control; snow and ice removal; removal and replacement of car stops; and resurfacing, repainting, re-striping, and repair and replacement of paved surfaces and curbs.

                    (B) All expenses incurred for supplies and materials used in the operation and maintenance of the Building including, but not limited to, uniforms, paper products, decorations, painting and replacement of worn out or damaged building components and equipment.

                    (C) The cost of all utilities for the Premises not paid for directly by Tenant, including, but not limited to, the cost of water, electrical service and lighting, excepting those utilities supplied to tenants of the Building at their respective premises to the extent billed to such tenants either directly or by means of submetering.

                    (D) The cost of all maintenance and service agreements for the Building and equipment used in the operation of the Building, including, but not limited to, alarm service, waste disposal, security and/or guard service, window cleaning, fire protection, sprinklers, mechanical systems maintenance, exterminating and landscape maintenance.

                    (E) Amortization, together with interest, on the cost of installation of capital improvement items which result in, or are intended to result in, a reduction in Maintenance Costs or which are required to be installed under any governmental law, regulation or authority. “Interest” shall be calculated at the lesser of (i) the annual prime rate published in the Western Edition of The Wall Street Journal plus two percent (2%) per annum or (ii) the maximum legal rate of interest allowed by the state in which the Building is located. All such costs shall be amortized over the reasonable life of the capital improvement items, with the reasonable life and amortization schedule being determined in accordance with generally accepted accounting principles, but in no event to extend beyond the reasonable life of the Building.

                    (F) Management fees to the extent such fees do not exceed three percent (3%) of the gross receipts from the Building during the remaining term (as it may be extended) of the existing NexCore Property Management agreement for the Building, after which time the property management fees shall not exceed the market rate charged to owners of buildings of similar age and quality in the west metropolitan Denver, Colorado area (with such fees may include, without limitation, salaries and fringe benefits of Building employees and employees of the Building’s managing agent to the extent chargeable to the Building), reasonable legal fees, accounting costs and disbursements, and other professional services associated with the operation and maintenance of the Building.

                    (G) The cost of maintenance and repair of ceilings, roof, structural components, exterior walls, gutters, glass, plate glass, show windows, plumbing, pipes and fixtures and other equipment, and the Building foundation, but excluding the cost of replacement of the foundation and replacement of the exterior walls and roof as a result of obsolescence, defects in workmanship or materials, or damage from casualty. For purposes of this section: (i) the removal and restoration of small portions of the roof, as part of the routine and customary maintenance of the roof, shall be considered repair and not replacement; and (ii) “defects in workmanship or materials” shall mean workmanship or materials that, as of the time of the Building was constructed, did not meet the minimum construction standards for similar office buildings located in the west Denver, Colorado metropolitan area.

                    (H) The cost of all licenses, dues, permits and other governmental charge.

          (b) Exclusions from Maintenance and Operating Costs. Maintenance and Operating Costs shall not include the following:

               (i) Depreciation and amortization on the Building except as expressly permitted elsewhere in the Lease.

               (ii) Interest on debt or amortization payments on mortgages or deeds of trust or any other debt for borrowed money, or ground lease payments.

               (iii) Costs associated with the operation of the business of the ownership entity which constitutes Landlord, as distinguished from the costs of Building operations, including, but not limited to, partnership or corporation accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be at issue), costs of selling, syndicating, financing or refinancing, mortgaging or hypothecating any of Landlord’s interest in the Building or other property subject to the REOA, costs of any disputes between Landlord and its employees (if any) whether or not engaged directly in Building operations, disputes of Landlord with Building or REOA management, or outside fees paid in connection with disputes with other tenants.

               (iv) Legal fees, space planner fees, real estate broker leasing commissions and advertising expenses incurred in connection with the original or future leasing of the Building.

               (v) Costs of restoration of, or repair to, the Building or REOA Common Area or improvements therein as a result of the casualty or condemnation thereof for which an award has been made, to the extent of the amount of the insurance proceeds or condemnation award.

               (vi) Any bad debt loss, rent loss or reserves for bad debt loss or rent loss.

               (vii) The salaries of executives and employees of Landlord or any affiliate above the level of property manager (other than the Building’s engineer).

               (viii) Fees (including legal and accounting fees), wages, salaries and other compensation or costs for services not rendered in connection with the management, operation, security, repair or maintenance of the Building or the property that is subject to the REOA.

               (ix) Fines and penalties, except to the extent incurred as a consequence of Tenant’s failure to perform any of its obligations hereunder.

               (x) Any amount which would result in Landlord being reimbursed for more than one hundred percent (100%) of its actual costs incurred in relation to the ownership, maintenance and operation of the Building and the Property.

               (xi) Costs of tenant improvements (including capital improvements) constructed within premises for other tenants.

               (xii) Advertising expenses for the Property or the Building.

               (xiii) Costs of purchasing new or replacement sculptures, paintings or other art works located in the Building or on the Property, not to exceed Twenty-Five Thousand Dollars ($25,000.00) in the aggregate during any five (5) year period.

               (xiv) Costs of capital improvements made to the Premises and by Tenant, and not otherwise paid or reimbursed by Landlord.

               (xv) Overtime expense, late fees, penalties, interest or other expenses Landlord incurs in curing any Landlord default hereunder.

               (xvi) Fees and costs incurred by Landlord in order to remedy any violation of any applicable law, statute, ordinance, or governmental rule or regulation in force as of the Commencement Date with respect to the Building or the use thereof for general office purposes.

     3.3 Estimates and Payments. Tenant agrees to pay monthly, as Additional Rent, one-twelfth (1/12) of Landlord’s estimate of Operating Expenses for the then current calendar year. Landlord will give Tenant written notice from time to time of such estimated amounts determined in good faith by Landlord based upon Landlord’s operating budget, and Tenant shall pay such amounts monthly to Landlord in the same manner and at the same time as Base Rent. Landlord will use reasonable efforts to submit to Tenant by May 1 of each year a statement showing in reasonable detail Operating Expenses on a per rentable square foot basis for the preceding calendar year along with a reconciliation of estimated payments made by Tenant as compared to Tenant’s actual payments for such calendar year (each, an “Operating Statement”). However, the failure or delay by Landlord to provide Tenant with an Operating Statement shall not constitute a waiver by Landlord of Tenant’s obligation to pay Operating Expenses or of Landlord’s rights to send an Operating Statement or a waiver of its right to reconcile payments of Operating Expenses. Within thirty (30) days after receipt of an Operating Statement, Tenant shall pay to Landlord any additional amounts owed to Landlord as shown on the Operating Statement and Landlord shall refund to Tenant any overage held by Landlord which exceeds one thousand dollars ($1,000). Any monies under $1,000 owed Tenant by Landlord shall be applied by Landlord against the next accruing monthly installment(s) of Operating Expenses due from Tenant, and if the Term has expired, shall be paid to Tenant. Tenant or its representative shall have the right, upon not less than ten (10) days’ prior notice rendered no later than twenty (20) days after delivery of an Operating Statement (the “Review Period”), to review, at Tenant’s sole cost, Landlord’s books and records with respect to Operating Expenses during normal business hours, at the location of Landlord’s books and records, but no more than once annually with respect to any given calendar year. Unless Tenant shall take written exception to any item contained in the Operating Statement before the expiration of the Review Period, then Tenant will be deemed to have waived any right to object to or challenge the Operating Statement. If timely objection is made by Tenant under this Section 3.3, Landlord and Tenant shall use reasonable good faith efforts to resolve any such objections within thirty (30) calendar days after the date on which the notice of objection was given by Tenant. If Landlord and Tenant are unable to resolve such objection within such thirty (30) day period, Landlord and Tenant shall select a mutually acceptable independent certified property manager that has experience in these matters (the “Property Manager”) who shall resolve such dispute. If Landlord and Tenant fail to agree on a Property Manager, each party shall identify its own independent certified property manager and those two property managers shall mutually identify the Property Manager. Tenant shall prepare a written summary (the “Summary”) of its position regarding the proper resolution of the items in dispute. Promptly after the Property Manager has been selected, the parties shall deliver to the Property Manager copies of the Operating Statement initially submitted by Landlord and the Summary prepared by Tenant and shall specify to the Property Manager the individual items still in dispute. Landlord may also elect to submit its own written summary to the Property Manager. The Property Manager shall resolve each item in dispute and give written notice of his decision to Landlord and Tenant within thirty (30) calendar days after his appointment. The determination made as to any items in accordance with the foregoing procedures shall be final and binding on both Landlord and Tenant as to such items. Any adjustment required to be made to any previous payment made by Tenant by reason of such decision shall be made by Tenant or Landlord within ten (10) business days after notice of the final decision has been given to Landlord and Tenant; provided, however, maintenance and operating costs have been overstated, Landlord may elect to offset the amounts against the next installment of Additional Rent. Landlord will bear the cost of the Property Manager if it is determined that Landlord has overstated Tenant’s Share of Maintenance and Operating Costs for the applicable calendar year in excess of $0.25 per square foot of Rentable Area of the Leased Premises. Otherwise, the costs of the Property Manager will be paid by Tenant. Any payments due under this Article 3 shall be prorated for any partial calendar year occurring during the Term. Tenant’s obligation to pay any amounts due under this Article 3 and Landlord’s obligation to refund any overpayments made by Tenant under this Article 3 for the final year of the Term shall survive the Expiration Date or earlier termination of this Lease.

ARTICLE 4
TENANT’S COVENANTS AND RIGHTS

     4.1 Parking.

          (a) Tenant shall be entitled to the nonexclusive use of one hundred fifteen (115) Parking Spaces on the Property during the Term. One hundred ten (110) of the Parking Spaces shall be unreserved and non-exclusive, and five (5) shall be reserved for Tenant’s use only, as depicted on Exhibit B-1. Tenant and its agents, employees, contractors, visitors, guests, invitees or licensees shall use such Parking Spaces in compliance with the applicable provisions of this Lease and the REOA. If Tenant exercises its Right of First Refusal for the First Refusal Space as set forth in Section 9.2, the number of Parking Spaces available to Tenant shall be increased by four (4) Parking Spaces per 1,000 rentable square feet contained in the First Refusal Space.

          (b) Landlord hereby acknowledges that Tenant may from time to time during the Term have the need to use up to ten (10) additional parking spaces. Landlord agrees that if there exists from time to time at least 2,500 rentable square feet of vacant tenant space, in the aggregate, in both the Building and the office building located on “Lot 2” (as defined in the REOA) (the “Vacant Space”), Landlord shall permit the Tenant to use ten (10) additional, unreserved parking spaces (the “Additional Spaces”). Tenant’s use of the Additional Spaces shall be subject to the applicable provisions of this Lease and the REOA. In addition, if the Vacant Space is reduced below 2,500 rentable square feet, the number of Additional Spaces that Landlord shall make available for Tenant’s use shall be reduced pro rata, by one space for every 250 rentable square feet reduction in Vacant Space or portion thereof. If the Vacant Space is such that the number of Additional Spaces from time to time available to Tenant is less than ten (10), then, without Landlord representing or warranting that any additional parking spaces shall be available for Tenant’s use, and without any obligation being imposed on Landlord to provide the same, Tenant may use any available spaces in the Parking Areas, but in no event shall the total number of parking spaces used by Tenant (including the Parking Spaces and the Additional Spaces and any other spaces) exceed 125. Tenant’s use of any spaces in excess of the Parking Spaces and the Additional Spaces (subject to the limit of 125), in and of itself, shall not be an event of default hereunder, but Tenant’s use thereof shall be subject to other Building tenants’ rights as set forth in their respective leases, and otherwise be in compliance with the applicable provisions of this Lease and the REOA. Landlord shall use reasonable efforts to notify Tenant of the reduction in the Vacant Space, but its failure to do so shall not be an event of default hereunder.

          (c) The Parking Areas furnished by Landlord shall be subject to the reasonable control and management of Landlord or its designated agent, who may, from time to time, establish, modify and enforce reasonable rules and regulations with respect to the Parking Areas. Landlord reserves the right to change, reconfigure, relocate or rearrange the Parking Areas, to grant reciprocal rights of use to occupants of other buildings covered by the REOA, to construct or repair any portion thereof, and to restrict or eliminate the use of any Parking Areas and to do such other acts in and to such areas as Landlord deems necessary or desirable without such actions being deemed an eviction of Tenant or a disturbance of Tenant’s use of the Premises and without Landlord being deemed in default, but in no event shall Landlord reduce the number of Parking Spaces to be provided to Tenant. Further, Landlord may, in its sole discretion, convert the Parking Areas to reserved and/or controlled parking and may require Tenant to provide or pay for the provision of parking passes or stickers to Tenant’s employees.

          (d) If Parking Spaces are not assigned pursuant to the terms of this Lease, Landlord reserves the right at any time to assign Parking Spaces, and Tenant shall be responsible to insure that its employees park in the designated areas. Tenant shall, if requested by Landlord, furnish to Landlord a complete list of the license plate numbers of all vehicles operated by Tenant, Tenant’s employees and agents. Landlord shall not be liable for any damage of any nature to, or any theft of, vehicles, or contents thereof, in or about the Parking Area. At Landlord’s request, Tenant shall cause its employees and agents using Tenant’s Parking Spaces to execute an agreement confirming the foregoing. Excessive use of the Parking Area by others shall not be a default or breach of this Lease by Landlord, and shall not suspend or terminate any of Tenant’s obligations under this Lease.

     4.2 Assignment and Subletting.

          (a) Landlord’s Consent Required. Tenant shall not voluntarily or by operation of law assign, transfer, sublet, mortgage, collaterally assign, or otherwise transfer or encumber all or any part of Tenant’s interest in the Lease or in the Premises without Landlord’s prior written consent. Landlord’s consent to an assignment, transfer or subletting of the Premises shall not be unreasonably withheld or delayed. Landlord’s consent to a mortgage or collateral assignment of Tenant’s leasehold interest may be withheld by Landlord in Landlord’s sole discretion. Landlord shall respond to Tenant’s request for consent hereunder within thirty (30) days after delivery of a request for Landlord’s approval. Failure of Landlord to respond shall be deemed disapproval. Any attempted assignment, transfer, subletting, mortgage, collateral assignment or encumbrance without Landlord’s consent shall be void, and shall constitute a material default and breach of this Lease without a requirement for notice to Tenant under any provision of this Lease. “Transfer” within the meaning of this Section 4.2(a) shall include any merger, reorganization, or similar transaction to which the Tenant’s consent is required, the sale or transfer of all or substantially all of Tenant’s assets or the transfer of fifty-one percent (51%) or more of Tenant’s stock; provided, however, that a Transfer shall not require Landlord’s consent if the senior unsecured debt of the acquiring or surviving entity has a rating of A+ by Standard and Poor’s Rating Services after completion of the Transfer, and the acquiring or surviving entity either assumes all of Tenant’s obligations hereunder or confirms its continuing responsibility for Tenant’s obligations hereunder, as appropriate.

          (b) Consent Exceptions. Notwithstanding the provisions of Section 4.2(a) above, Tenant may, without obtaining Landlord’s consent, assign all of its rights (but not less than all of its rights), or sublet a portion of the Premises, to any entity which is at least fifty-one percent (51%) owned by Tenant or a parent of Tenant (“Affiliate”) or in connection with any merger or reorganization of Tenant with an Affiliate or a sale of all of Tenant’s assets to an Affiliate, provided that Landlord receives at least thirty (30) days’ advance written notice of the transaction.

          (c) Terms and Conditions — Assignment and Subletting.

               (i) No assignment or subletting shall release Tenant of Tenant’s obligations hereunder or alter the primary liability of Tenant to pay all Base Rent and Additional Rent due under this Lease and to perform all obligations to be performed by Tenant under this Lease.

               (ii) Upon any default under this Lease, Landlord may proceed directly against Tenant or any one else responsible for the performance of this Lease, including the subtenant, without first exhausting Landlord’s remedies against any other person or entity responsible therefor to Landlord, or any security held by Landlord or Tenant. Landlord’s written consent to any assignment or subletting of the Premises by Tenant shall not constitute an acknowledgment that no default then exists under this Lease of the obligations to be performed by Tenant nor shall such consent be deemed a waiver of any then existing default, except as may be otherwise stated in writing by Landlord at the time. No assignment of this Lease shall be effective unless and until Tenant shall deliver to Landlord an agreement in form and substance satisfactory to Landlord pursuant to which such assignee assumes and agrees to be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease. No sublease entered into by Tenant shall be effective unless it contains an agreement of Subtenant to be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease applicable to the subleased portion of the Premises. Tenant shall use only such form of sublease as has been approved by Landlord, which approval shall not unreasonably be withheld, and once approved by Landlord, such sublease shall not be changed or modified without Landlord’s prior written consent, which shall not unreasonably be withheld.

               (iii) Tenant shall not assign or sublease to any person or entity that is a tenant of Landlord in any building in the Golden Ridge office park at the time of such assignment or sublease.

          (d) Additional Terms and Conditions — Subletting. The following provisions shall be deemed included in all subleases under this Lease whether or not expressly set forth or incorporated therein:

               (i) Tenant hereby assigns and transfers to Landlord all rentals and income arising from any sublease or assignment made by Tenant. Landlord may collect such rent and income and apply it toward Tenant’s obligations under this Lease. Tenant shall pay to Landlord fifty percent (50%) of the amount of such rent and income which exceeds Base Rent and Additional Rent due under this Lease with respect to the subleased or assigned portion of the Premises (“Excess Rent”), after recovery by Tenant of any costs incurred and paid by Tenant in connection with such assignment or sublease, including, without limitation, all reasonable broker’s fees and commissions, marketing costs, and finish allowances. Excess Rent shall not include any amounts received by Tenant from the rental or sale of Tenant’s personal property, equipment or furniture, provided such rental or sale is pursuant to a bona fide transaction with a permitted subtenant or assignee. Landlord shall not, by reason of the collection of the rents or other sums due from an assignee or a subtenant, be deemed liable to the assignee or subtenant for any failure of Tenant to perform and comply with any of the Tenant’s obligations to such assignee or subtenant. Tenant hereby irrevocably authorizes and directs any such assignee or subtenant, upon receipt of a written notice from Landlord stating that a default exists in the performance of Tenant’s obligations under this Lease, to pay to Landlord the rents due and to become due under the assignment or sublease. Tenant agrees that such assignee or subtenant shall have the right to rely upon any such statement and request from Landlord, and that such assignee or subtenant shall pay such rents to Landlord without any obligation or right to inquire as to whether such default exists and notwithstanding any notice from or claim from Tenant to the contrary. Tenant shall have no right or claim against the assignee, subtenant or Landlord for any rents so paid to Landlord.

               (ii) Any assignee and any subtenant shall, by reason of entering into an assignment or sublease under this Lease, be deemed, for the benefit of Landlord, to have assumed and agreed to conform and comply with each and every obligation herein to be performed by Tenant other than such obligations as are contrary to or inconsistent with provision contained in a sublease to which Landlord has expressly consented in writing. No subtenant shall further assign or sublet all or any part of the Premises without Landlord’s prior written consent, which may be withheld in Landlord’s sole discretion.

               (iii) Landlord agrees to deliver a copy of any notice of default by Tenant to the subtenant. Such subtenant shall have the right to cure a default of Tenant within five (5) days after service of said notice of default upon such subtenant, and the subtenant shall have a right of reimbursement and offset from and against Tenant for any such defaults cured by the subtenant.

     4.3 Care of Premises.

          (a) Tenant’s Maintenance. Subject to the provisions of Sections 6.1 and 6.2 hereof, Tenant shall maintain and repair the Premises, including all interior glass and exterior entryway glass serving the Premises, in good order and repair and shall preserve them in the condition delivered to Tenant on the Commencement Date, normal wear and tear excepted. Tenant shall not permit or commit waste of the Premises, Service Facilities, Special Amenities, Building, Property or the REOA Common Area. Tenant shall be responsible for cleaning, repainting and redecorating the Premises, cleaning drapes or other window coverings and carpets at reasonable intervals as needed, and making repairs, replacements and alterations as needed, in a good and workmanlike manner in accordance with the terms and provisions of this Lease, including those governing the performance of any Alterations to the Premises, using contractors approved by Landlord in its reasonable judgment, and materials of equal or better quality and utility to the original work. Tenant shall be responsible for replacing lamps and bulbs in lighting fixtures within the Premises. Tenant shall repair or replace, at Tenant’s sole cost, to the extent not covered by insurance, any damage done to the Building or the Property or any part thereof caused by Tenant or Tenant’s agents, employees, contractors, invitees or visitors. Landlord may, at its option, upon reasonable notice, elect to have Landlord perform any maintenance or repairs, the cost of which is otherwise Tenant’s responsibility hereunder, and the cost of any such maintenance or repair shall then be included as an Operating Cost under this Lease.

          (b) Surrender of the Premises. On the last day of the term of this Lease, or on any earlier termination, Tenant shall peaceably and quietly quit and surrender the Premises to Landlord in the same condition as received on the Commencement Date, clean and free of debris, excepting only ordinary wear and tear and insured loss by fire or other casualty. Any damage or deterioration of the Premises shall not be deemed ordinary wear and tear if the same could have been prevented by prudent maintenance practices by Tenant. Tenant shall repair any damage to the Premises, subject to reasonable wear and tear and insured casualty loss. Except as otherwise stated in this Lease, Tenant shall leave in the Premises all the air lines, power panels, electrical distribution systems, lighting fixtures, air conditioning, window coverings, wall coverings, carpets, wall paneling, ceilings, plumbing, and all Tenant Improvements and Alterations not required to be removed, in good operating condition, subject to ordinary wear and tear.

     4.4 Compliance with Law. Tenant, at its sole expense, shall comply with all laws, orders and regulations of federal, state, county and municipal authorities and with any directive of any public officer or officers pursuant to law which shall impose any violation, order or duty upon Landlord or Tenant with respect to the Premises or the Building or the use or occupation of the Premises or the Building. Notwithstanding the above, Landlord shall be solely responsible for all costs incurred with conforming the Landlord Improvements as of the Commencement Date, with all laws, orders and regulations in existence as of the Commencement Date except as specifically related to Tenant’s operations carried out on the Premises.

     4.5 Tenant’s Insurance.

          (a) Coverages. Tenant shall procure and maintain throughout the Term of this Lease, at its sole cost and expense, the following insurance:

               (i) Commercial general liability insurance, including but not limited to premises, operations, and products liability, personal injury liability, contractual liability, and property damage liability coverage at the Building and the business conducted by Tenant thereon. Such insurance shall have a combined single limit of not less than one million dollars ($1,000,000) per occurrence and two million dollars ($2,000,000) in the aggregate for all occurrences within each policy year. The Policy shall name Landlord, Landlord’s mortgagees with an insurable interest, and the Maintenance Director under the REOA, as additional insureds.

               (ii) Fire and extended coverage insurance covering all items which Tenant may remove from the Premises at the end of the Term, including but not limited to Tenant’s personal property, wall coverings, floor coverings, window coverings, alterations, furniture, equipment, and lighting, against loss or damage by fire, water, windstorms, hail, earthquakes (if applicable), explosion, riot, damage from aircraft and vehicles, smoke damage, vandalism and malicious mischief and such other risks as are from time to time covered under “extended coverage” endorsements and special extended coverage endorsements commonly known as “all risk” endorsements, in an amount equal to the full replacement value thereof from time to time and containing the waiver of subrogation required in Section 4.8 of this Lease. The policy shall name Landlord and Landlord’s mortgagee(s) as loss payees.

               (iii) State Worker’s Compensation Insurance in the statutorily mandated limits and Employers Liability Insurance with limits of not less than five hundred thousand dollars ($500,000).

               (iv) A business automobile liability policy with a combined single limit of one million dollars ($1,000,000).

               (v) Rental loss or business interruption insurance in an amount that will enable Tenant to keep and perform all of Tenant’s obligations under this Lease for a period of twelve (12) months.

               (vi) Umbrella or Excess Liability Insurance in the amount of not less than three million dollars ($3,000,000) over the each of the liability policy limits set forth in this Section, naming Landlord as an additional insured.

          (b) Policies. The foregoing minimum limits of insurance coverage shall not limit the liability of Tenant for its acts or omissions as provided in this Lease. All insurance required hereunder shall be placed with companies which are rated A-:VII or better by Best’s Insurance Guide and authorized to do business in the state in which the Building is located. All such policies shall be written as primary policies not contributing with and not supplemental to the coverage that Landlord may carry, with deductibles not to exceed one percent (1%) of the amount of coverage. Tenant shall be responsible for the payment of any deductible in the event of an insured loss. Tenant shall deliver certificates for all such policies prior to the Commencement Date, or, in the case of renewals thereto, fifteen (15) days prior to the expiration of the prior insurance policy, together with evidence that such policies are fully paid for, and that no cancellation, material change or non-renewal thereof shall be effective except upon fifteen (15) days’ prior written notice from the insurer to Landlord. If Tenant shall fail at any time to procure and/or maintain the insurance required herein, Landlord may, at its option, upon five (5) days’ prior notice to Tenant (which may be oral or written) procure such insurance on Tenant’s behalf and the cost thereof shall be payable upon demand, as Additional Rent. Payment by Landlord of any insurance premium or the carrying by Landlord of any such insurance policy shall not be deemed to waive or release the default of Tenant with respect thereto.

          (c) Tenant Construction. Tenant shall require that any contractor retained by Tenant to construct Tenant Improvements or any Alterations shall carry at least the following insurance:

               (i) Builder’s risk insurance for the full cost of any Tenant Improvements or Alterations constructed by Tenant or Tenant’s contractors.

               (ii) State Worker’s Compensation Insurance in the statutorily mandated limits and Employers Liability Insurance with limits of not less than five hundred thousand dollars ($500,000), or such greater amount as Landlord may from time to time require.

               (iii) Commercial general liability insurance, including but not limited to premises liability, independent contractor’s protective liability, completed operations and products liability, personal injury liability, contractual liability, property damage liability, and explosion, collapse and underground damage liability. Such insurance shall have a combined single limit of not less than one million dollars ($1,000,000) per occurrence and two million dollars ($2,000,000) in the aggregate for all occurrences within each policy year, or such greater amounts as Landlord may from time to time reasonably require.

               (iv) Comprehensive automobile liability insurance to cover owned automobiles, automobiles under a long-term lease, hired automobiles, employer’s non-ownership liability, medical payments and uninsured motorists. The limits of liability shall be no less than one million dollars ($1,000,000) for each occurrence for bodily injury and personal injury.

               (v) Umbrella or Excess Liability Insurance in the amount of not less than three million dollars ($3,000,000) over the each of the liability policy limits set forth in this Section, naming Landlord as an additional insured.

     4.6 Protection Against Insurance Cancellation. If any insurance policy on the Building or any part thereof shall be canceled or if cancellation shall be threatened, or if the coverage shall be reduced or be threatened to be reduced, in any way by reason of the use or occupancy of the Premises or any part thereof by Tenant, any assignee or subtenant of Tenant, or by anyone permitted by Tenant to be upon the Premises, and if Tenant fails to take reasonable efforts to remedy the condition giving rise to the cancellation, threatened cancellation, reduction, or threatened reduction of coverage within forty-eight (48) hours after notice or to complete the remedy within five (5) days after notice, Landlord may, at its option, enter upon the Premises and attempt to remedy the condition, and Tenant shall forthwith pay the cost to Landlord as Additional Rent. Landlord shall not be liable for any damage or injury caused to any property of Tenant or of other persons located on the Premises as a result of such entry. If Landlord is unable to remedy the offensive conditions if it chooses to attempt same, the Landlord shall have all of the remedies provided for in this Lease in the event of a default by Tenant. Notwithstanding the foregoing provisions of this Section 4.6, if Tenant fails to remedy the condition, Tenant shall be in default and Landlord shall have no obligations to attempt to remedy.

     4.7 Landlord’s Insurance. Landlord shall obtain all risk coverage on the Building, Property and Tenant Improvements and Alterations that Tenant is required to leave in place at the end of the Term, but not Tenant’s personal property or equipment, in an amount equal to the full replacement value thereof from time to time. Landlord shall purchase general liability insurance in the amount of five million dollars ($5,000,000) covering all areas in the Building and the Property other than those required to be insured by individual tenants. Landlord may also purchase rental income insurance, and such other insurance as may be required by the REOA, or as Landlord reasonably determines to be necessary from time to time. The cost of the above insurance shall be treated as an Operating Expense and paid by Tenant pursuant to the provisions of this Lease. All losses will be payable to Landlord. Tenant shall not be named in any such policies carried by Landlord and shall have no right to any proceeds of the policies.

     4.8 Subrogation. Notwithstanding anything to the contrary contained herein, Landlord and Tenant hereby mutually waive and release their respective rights of recovery against one another and their officers, agents and employees for any damage to real or personal property, including resulting loss of use, interruption of business, and other expenses occurring as a result of the use or occupancy of the Premises or the Building to the extent that the loss or damage is either covered by the injured party’s insurance or is required to be covered by the injured party’s insurance pursuant to this Lease. Landlord and Tenant agree that all policies of insurance obtained by them pursuant to the terms of this Lease shall contain provisions or endorsements thereto waiving the insurer’s rights of subrogation with respect to claims against the other, and, unless the policies permit waiver of subrogation without notice to the insurer, each shall notify its insurance companies of the existence of the waiver and indemnity provisions set forth in this Lease.

     4.9 Indemnification and Waiver.

          (a) Tenant’s Indemnification. Except to the extent caused by the gross negligence or willful misconduct of the Indemnitees, Tenant shall indemnify, defend and hold harmless Landlord and its officers, directors, employees, attorneys and agents (collectively, the “Indemnitees”) from and against any and all claims, demands, causes of action, judgments, costs, expenses, and all losses and damages incurred by the Indemnitees (excluding consequential but including punitive damages) to the extent arising from Tenant’s use of the Premises or from the conduct of its business or from any activity, work, or other acts or things done, permitted or suffered by Tenant in or about the Premises, or the Building, and shall further indemnify, defend and hold harmless the Indemnitees from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease, or arising from any act, omission or negligence or willful or criminal misconduct of Tenant, or any officer, agent, employee, or independent contractor, guest, or invitee thereof, and from all costs, reasonable attorney fees and disbursements, and liabilities incurred in the defense of any such claim or any action or proceeding which may be brought against, out of or in any way related to this Lease. Upon notice from Landlord, Tenant shall defend any such claim, demand, cause of action or suit at Tenant’s expense by counsel satisfactory to Landlord in its reasonable discretion. Landlord waives all claims against Tenant for consequential damages arising from any cause whatsoever. The provisions of this Section 4.9 shall survive the expiration or earlier termination of this Lease.

          (b) Waiver of Landlord Liability. As a material part of the consideration to Landlord for this Lease, Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause, and Tenant hereby waives all claims with respect thereto against Landlord, except if caused by the gross negligence or willful misconduct of Landlord or its officers, directors, employees, agents or contractors, and Tenant waives all claims against Landlord for consequential damages arising from any cause whatsoever. Tenant shall give prompt notice to Landlord in case of casualty or accidents in the Premises. Landlord or its agents shall not be liable for any loss or damage to persons or property resulting from fire, explosion, falling plaster, smoke, steam, gas, electricity, water or rain which may leak from any part of the Building or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other places resulting from dampness or any other cause whatsoever, or from the acts or negligence of any other tenant or any officer, agent, employee, contractor or guest of any such tenant, except personal injury or loss or damage to property, and then to the extent caused by or due to the gross negligence or willful misconduct of Landlord or its agents, employees or contractors. In addition, Landlord or its agents shall not be liable for: (i) interference with the electrical service, ventilation, utilities or other services to the Premises, unless caused by the gross negligence or willful misconduct of Landlord, its agents, employees, or contractors or (ii) for any latent defect in the Premises or Building; or (iii) any loss or damage for which Tenant is required to insure, or (iv) any loss or damage resulting from any construction, Alterations or repair required or permitted to be performed by Tenant under this Lease, or (v) any consequential or special damages.

          (c) Landlord’s Indemnification. Landlord shall indemnify, defend and hold harmless Tenant and its officers, directors, employees, attorneys and agents (collectively, the “Tenant Indemnitees”) from and against any and all claims, demands, causes of action, judgments, costs, expenses, and all losses and damages incurred by the Tenant Indemnitees (excluding consequential but including punitive damages) arising from the gross negligence or willful misconduct of Landlord, or any officer, agent, employee, independent contractor, guest, or invitee thereof; from Landlord’s ownership, use, repair maintenance or operation of the Common Areas (provided Landlord is insured against the same); and from all costs, reasonable attorney fees and disbursements, and liabilities incurred by the Tenant Indemnitees in the defense of any such claim or any action or proceeding which may be brought against, out of or in any way related to this Lease. Upon notice from Tenant, Landlord shall defend any such claim, demand, cause of action or suit at Landlord’s expense by counsel satisfactory to Tenant in its reasonable discretion. The provisions of this Section shall survive the expiration or earlier termination of this Lease.

     4.10 Utilities.

          (a) Communications. Tenant shall separately arrange with the applicable local public authorities or utilities, as the case may be, for the furnishing of and payment for all telephone, cable or other communications equipment and services as may be required by Tenant in the use of the Premises. Tenant shall directly pay for such telephone, cable and communications equipment and services, including the establishment and connection thereof, at the rates charged for the equipment and services by the provider, and the failure of Tenant to obtain or to continue to receive the services for any reason whatsoever shall not relieve Tenant of any of its obligations under this Lease.

          (b) Connections. Tenant shall separately arrange with the applicable local public authorities or utilities, as the case may be, for the furnishing of and payment for all electricity, gas or other power as may be required by Tenant in the use of the Premises and the Building. Tenant shall directly pay for such utilities, including the establishment and connection thereof, at the rates charged for the services by the provider, and the failure of Tenant to obtain or to continue to receive the services for any reason whatsoever shall not relieve Tenant of any of its obligations under this Lease. Tenant shall not make connection to the utilities except by or through existing outlets and shall not install or use machinery or equipment in or about the Premises that uses excess water, lighting or power, or suffer or permit any act that causes extra burden upon the utilities or services.

          (c) Twenty-Four Hour HVAC. Tenant shall have twenty-four access to the Premises and may make use of all Building equipment serving the Premises on a twenty-four hour basis, seven days per week, provided that Tenant shall pay all utility charges incurred for such use.

          (d) Liability. There shall be no abatement of Rent and Landlord shall not be liable in any respect whatsoever for the inadequacy, stoppage, interruption or discontinuance of any utility or service due to riot, strike, labor dispute, breakdown, accident, repair or other causes which are not reasonably within Landlord’s control.

     4.11 Personal Property Taxes. Tenant shall pay before delinquency any taxes upon Tenant’s leasehold improvements, equipment, furniture, fixtures, and any other personal property located in the Premises. If any such personal property shall be assessed and taxed with the real property, Tenant shall pay to Landlord its share of such taxes within ten (10) days after Landlord’s delivery to Tenant of a statement in writing setting forth the amount of such taxes applicable to Tenant’s personal property.

     4.12 Liens.

          (a) Prohibition. Tenant shall keep the Premises, the Building, the Property and the REOA Common Area, free from any liens arising out of any work performed, materials furnished, or obligations incurred by or on behalf of Tenant, except if such work is performed by Landlord on Tenant’s behalf. At Landlord’s option, Tenant shall provide, at Tenant’s sole cost, a payment and performance and/or completion bond in an amount equal to one hundred fifty percent (150%) of the estimated cost of Tenant Improvements or Alterations to be constructed by Tenant, and otherwise in form and substance reasonably satisfactory to Landlord. Should any mechanic’s or other lien be filed against the Premises, the Building, the Property, or the REOA Common Area, by reason of Tenant’s or its agents’ or contractors’ acts or omissions or because of a claim against Tenant, Tenant shall cause the same to be canceled and discharged of record by bond or otherwise within twenty (20) days after the filing thereof. Should Tenant fail to discharge such lien within the twenty (20) day period, Landlord may cure same, in which event Tenant shall reimburse Landlord, on demand, as Additional Rent, for the amount of the lien or the amount of the bond, if greater, plus all administrative costs incurred by Landlord in connection therewith. The remedies provided herein shall be in addition to all other remedies available to Landlord.

          (b) Liability to Third Parties. Nothing contained in this Lease shall be construed as constituting the consent or request of Landlord, express or implied, to, or for the performance by, any contractor, laborer, materialman or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Premises or any part thereof. Tenant and any subtenants shall have no power to do any act or make any contract which may create or be the foundation of any lien, mortgage or other encumbrance upon the reversionary or other estate of Landlord, or any interest of Landlord in the Premises, the Building, the Property or the REOA Common Area. Notice is hereby given that Landlord is not and shall not be liable for any labor, services or materials furnished or to be furnished to Tenant or to anyone holding the Premises or any part thereof, and that no mechanics’ or other liens for any such labor, services or materials shall attach to or affect the interest of Landlord in and to the Premises, the Building or the Property.

     4.13 Security Deposit. Tenant agrees to provide, on or before January 10, 2005, and keep in full force and effect as security for the full and faithful performance of all its obligations hereunder a letter of credit (the “LOC”) substantially in the form attached hereto as Exhibit F, issued by a financial institution or institutions reasonably approved by Landlord, against which Landlord shall be irrevocably authorized to draw, and which shall renew automatically for successive one year periods for the entire Term. The amount of the LOC shall be five hundred thousand dollars ($500,000.00) for the first two (2) Lease Years. For purposes of this Lease, Silicon Valley Bank is deemed by Landlord to be an acceptable financial institution. Beginning on the third (3rd) anniversary of the Commencement Date, and again on each anniversary of the Commencement Date thereafter, provided that Tenant is not then in default (including, without limitation, the Financial Covenants set forth in Section 4.17) beyond any applicable notice and cure period, and if the Landlord has not drawn the LOC (if previously required) at any time during the Term, then the total amount of the LOC shall be reduced by $165,000.00 from that required during the immediately preceding Lease Year; provided, however, in no event shall the LOC be reduced to an amount below the amount of one month’s Base Rent and Additional Rent in effect at the time. If the LOC is not renewed within thirty (30) days prior to its expiration, or if the issuer thereof notifies Landlord that it will not be renewing an automatically-renewing letter of credit (an “Expiring LOC”), then Landlord shall be entitled to draw down the entire Expiring LOC and retain the proceeds as a cash Security Deposit. Prior to drawing down an Expiring LOC, Landlord shall give Tenant notice of its intent to do so, and if Tenant gives Landlord a replacement LOC not less than fifteen (15) days prior to the expiration of the Expiring LOC, then Landlord shall not draw down the Expiring LOC. In no event shall Landlord be required to forbear drawing on an Expiring LOC beyond its expiration date. If Landlord uses any of the LOC, Tenant shall, within ten (10) days after notice from Landlord, fully restore any amounts applied by Landlord to cure Tenant’s default. If Tenant does not restore the Replacement LOC to the required amount within thirty (30) days after demand by Landlord, by providing additional letters of credit in the amount of the deficit, then such failure shall be an Event of Default. So long as no uncured Event of Default exists at the end of the Lease term, as the same may be extended, all original letters of credit then being held by Landlord shall be returned to Tenant, who shall return them to the persons who posted them.

     4.14 No Waste. Tenant shall not commit, suffer, nor permit any waste, damage, disfiguration, or injury to the Premises, the Building, the Property or the REOA Common Areas or the fixtures and equipment located in or on the Building, or permit or suffer any overloading of the floors and shall not place any safes, heavy business machines, or other heavy things in the Premises other than as specifically provided for in the Tenant Improvement Plans and Specifications, without first obtaining the written consent of Landlord and, if required by Landlord, of Landlord’s architect.

     4.15 Signs.

          (a) Landlord’s Consent. Tenant, at its sole expense, may erect or install one exterior sign on Tenant’s main entrance door, and such interior signs as Tenant shall desire in the Premises. Tenant may, at Tenant’s expense, install one sign on the exterior of the Building in accordance with a sign plan submitted to and approved in advance by Landlord, in a location designated by Landlord. The main entrance door sign, and any interior signs visible from the exterior of the Building, shall coordinate with the signs for other Buildings subject to the REOA and shall be subject to Landlord’s approval as to size, design, location and lighting, which approval shall not be unreasonably withheld. All signs and placards visible from the exterior of the Premises must comply with the sign criteria promulgated by Landlord from time to time, all applicable laws, and any restrictions in the

REOA. Tenant shall pay all costs of fabrication, installation and maintenance of the storefront sign and any signs installed in the Premises. Landlord may provide monument signs as provided in the REOA.

          (b) Removal. Prior to vacating the Premises, Tenant shall, at its sole cost and expense, remove its sign(s) and placards from the Premises and the Building, and upon the removal or alteration of any of its sign(s) and placards for any reason, Tenant shall repair, paint, restore or replace the surface beneath such signs or placards damaged by such removal. If Tenant fails to comply with its sign removal and restoration obligations, Landlord may, without liability, enter upon the Premises or the Building, and perform Tenant’s sign removal and restoration obligations, all at Tenant’s expense.

     4.16 Auctions. Tenant shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises, the Building, the Property, or the REOA Common Area without first having obtained Landlord’s prior written consent. Notwithstanding anything to the contrary in this Lease, Landlord shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent. The holding of any auction on the Premises, the Building, or the REOA Common Area in violation of this Section 4.16 or in violation of the REOA shall constitute a material default of this Lease.

     4.17 Tenant’s Financial Covenant. Tenant shall not permit its annual consolidated net income before extraordinary items (as determined pursuant to generally accepted accounting principles) for each fiscal year, to be less than one million dollars ($1,000,000) (“NIBEI”). Tenant’s failure to comply with this Section 4.17 shall preclude Tenant at all times thereafter from reducing the amount available under the Letter of Credit from its then current amount as more fully set forth in Section 4.13 above.

ARTICLE 5
LANDLORD’S COVENANTS AND RIGHTS

     5.1 Quiet Enjoyment. Upon performance by Tenant of all of the terms, covenants, obligations, conditions and provisions hereof on Tenant’s part to be kept and performed, Tenant shall have, hold and enjoy the Premises, subject and subordinate to the terms and conditions of this Lease.

     5.2 Landlord’s Services. Subject to the payment by Tenant of Base Rent and any Additional Rent, Landlord shall provide the following services, to be charged as Operating Expenses:

          (a) Services To Premises. Landlord shall provide such equipment and fixtures as are specified in the Building Plans and Specifications (and the Tenant Improvement Plans and Specifications if Landlord constructs the Tenant Improvements) to provide the Premises with heat, ventilation, cooling, lighting, electrical service and domestic running water.

          (b) Services To Building. Landlord shall provide domestic water and wastewater disposal to the Building in such quantities as Landlord may reasonably deem necessary from time to time to operate the Building. Landlord shall maintain as necessary, repair and replace the foundations, interior and exterior structural members, exterior walls, exterior glass, roof, and the systems, facilities and equipment directly necessary for the provision by Landlord of the services described in this Section (unless same are installed by or are the property of Tenant).

          (c) Services to REOA Common Area. Landlord shall provide those items and services to the Property and REOA Common Area that are required under the REOA.

          (d) Interruption of Service. Unless the same is the result of Landlord’s gross negligence, Landlord shall not be liable for damages or in any other way in the event of loss, damage, failure, interruption, defect or change in the quantity or character or supply of electricity furnished to the Premises or of any other utility or service, including, but not limited to, air conditioning, heat or water, and Tenant agrees that such supply may be interrupted for inspection, repairs, replacement or in case of emergency; nor shall the foregoing be construed as a constructive eviction of Tenant, or excuse Tenant from failing to perform any of its obligations hereunder. In no event shall Landlord be liable for any consequential damages suffered or incurred by Tenant, irrespective of the cause of service interruption. Landlord shall use its best efforts to provide Tenant as much advance notice as reasonably possible of any interruption.

          (e) Limitations. Landlord’s provision of services shall be limited by the following:

               (i) Landlord shall only be required to maintain such services as are reasonably possible under the circumstances in the event all or any part of such systems, facilities and equipment are destroyed, damaged or impaired until completion of the necessary repair or replacement.

               (ii) Landlord may temporarily discontinue any services at such times as may be necessary or advisable due to causes beyond the reasonable control of Landlord or for purposes of maintenance, repair, replacement, testing or examination.

               (iii) Landlord shall use reasonable diligence in carrying out its obligations under this Section.

               (iv) No reduction or discontinuance of the services described in this Section shall be construed as an eviction of Tenant or release Tenant from any of its obligations under this Lease, except as otherwise provided in Article 6.

               (v) Landlord shall have no liability to Tenant, its employees, agents, invitees or licensees for damages or consequential damages or in any other way for losses due to any criminal act or for damages done by unauthorized persons on the Premises, the Building, the Property, the REOA Common Area, and Landlord shall not be required to insure against any such losses. Tenant shall cooperate fully in Landlord’s efforts to maintain security in the Building and shall follow all regulations promulgated by Landlord.

          (f) Security Measures. Tenant hereby acknowledges that Landlord shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises, the Building, the Property or the REOA Common Area. Tenant assumes all responsibility for the protection of Tenant, its agents, its employees and invitees and the property of Tenant and of Tenant’s agents and invitees from acts of third parties. Nothing contained herein shall prevent Landlord, at Landlord’s sole option, from providing security protection for the Building or any part thereof, in which event the cost thereof shall be recoverable by Landlord as an Operating Expense under this Lease.

     5.3 Alterations by Landlord.

          (a) Landlord may from time to time:

               (i) Make repairs, replacements, changes or additions to the structure, systems, facilities and equipment in the Premises or Building where necessary to service the Premises or other parts of the Building.

               (ii) Make changes in or additions to any part of the exterior of the Building.

               (iii) Change or alter the location of any areas of the REOA Common Area, including but not limited to the Parking Areas, which may, from time to time, be designated by Landlord for use during normal business hours by Tenant in common with other occupants of the properties within the REOA Common Area.

               (iv) Change the name, address or title of the Building or Property upon not less than ninety (90) days’ prior written notice.

               (v) Provide and install graphics on the Building as Landlord shall reasonably deem appropriate.

               (vi) Place such identification and directional signs, notices or displays as Landlord reasonably deems necessary or advisable upon the roof or exterior of the Building, or in the REOA Common Area.

          (b) In connection therewith, Landlord and/or its representatives may enter the Premises and other areas of the Building with such materials as Landlord may deem reasonably necessary, and may erect scaffolding and all other necessary structures in or about the Premises or the Building. Tenant waives and releases any claims for damage including loss of business resulting therefrom.

     5.4 Entry by Landlord.

          (a) Landlord and Landlord’s agents and representatives shall have the right to enter the Premises at any time in case of an emergency, and at all reasonable times for any purpose permitted pursuant to the terms of this Lease, including, but not limited to, examining the Premises; making such repairs or alterations therein as may be necessary or appropriate in Landlord’s sole judgment for the safety and preservation thereof; erecting, installing, maintaining, repairing or replacing wires, cables, conduits, vents, ducts, risers, pipes, HVAC equipment, electrical equipment, communications equipment, or plumbing equipment running in, to, or through the Premises; showing the Premises to prospective purchasers or mortgagees and, during the last year of the Term, prospective tenants; and posting notices of non-responsibility. Landlord shall use reasonable efforts to give advance notice of its entry into the Premises.

           (b) Tenant shall give Landlord a key for all of the doors for the Premises, excluding Tenant’s vaults, safes and files. Landlord shall have the right to use any and all means to open the doors to the Premises in an emergency in order to obtain entry thereto without liability to Tenant. Any entry to the Premises by Landlord by any of the foregoing means, or otherwise, shall not be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises, or an eviction, partial eviction or constructive eviction of Tenant from the Premises or any portion thereof, and shall not relieve Tenant of its obligations under this Lease.

     5.5 Minimize Interference. In performing its covenants under this Article, Landlord shall use reasonable efforts to minimize interference with the conduct of Tenant’s business in connection with the performance by Landlord of any work or the provision of any services required or permitted pursuant to the terms of this Lease, but Landlord shall not be required to use overtime or premium time labor nor shall Landlord be required to perform work during other than normal business hours.

     5.6 Landlord’s Right to Cure. All agreements and provisions to be performed by Tenant under any of the terms of this Lease shall be at Tenant’s sole cost and expense if so provided herein and without any abatement of Base Rent or any Additional Rent unless otherwise provided. If Tenant shall fail to perform any act or to pay any sum of money (other than Base Rent) required to be performed or paid by it hereunder, or shall fail to cure any default and such failure shall continue beyond any applicable notice and grace period set forth herein, then Landlord may, at its option, and without waiving or releasing Tenant from any of its obligations hereunder, make such payment or perform such act on behalf of Tenant. All sums paid and all costs incurred by Landlord in taking such action shall be deemed Additional Rent and shall be paid to Landlord on demand.

     5.7 Landlord Reservations. Landlord reserves and retains all rights to make use of the surface, subsurface and airspace above the surface of the Property and of the interior, exterior and roof of the Building, except as specifically granted to Tenant under this Lease. Landlord shall have the right to grant any easements, licenses or other rights of use on, over, under and above the Property and within or upon the Building for such purposes as Landlord determines, provided that such grant will not materially interfere with or materially adversely affect Tenant’s use or quiet enjoyment of the Premises

ARTICLE 6
EMINENT DOMAIN, CASUALTY, HAZARDOUS MATERIALS

     6.1 Eminent Domain.

          (a) If, during the Term, all of the Premises shall be taken (or temporarily taken for a period of six (6) months or more) by a public authority under any statute or by right of eminent domain, or purchased under threat of such taking, this Lease shall automatically terminate on the date on which the condemning authority takes possession of the Premises (“Date of Taking”).

          (b) If, during the Term, part of the Building is so taken or purchased, and if, in the reasonable opinion of Landlord, substantial alteration or reconstruction of the Building is necessary or desirable as a result thereof, whether or not the Premises are or may be affected, Landlord shall have the right to terminate this Lease by giving Tenant at least thirty (30) days’ written notice of such termination, and thereupon this Lease shall terminate on the date set forth in such notice.

          (c) Notwithstanding the foregoing, if more than one-third (1/3) of the Rentable Area of the Premises of the Parking Spaces are so taken or purchased, Tenant shall have the right to terminate this Lease by giving Landlord notice no later than thirty (30) days after the Date of Taking, and thereupon this Lease shall terminate on the last day of the month following the month in which notice is given.

          (d) If a portion of the Premises is so taken, and no rights of termination herein conferred are timely exercised, the Term of this Lease shall expire with respect to the portion so taken on the Date of Taking. In such event, the Base Rent and any Additional Rent with respect to such portion so taken shall abate on such date or on such later date as Tenant shall deliver possession thereof, and the Base Rent and any Additional Rent thereafter payable with respect to the remainder of the Premises shall be adjusted pro rata by Landlord in order to account for the reduction in the Rentable Area of the Premises. Landlord shall restore and redemise the Premises to the extent required to exclude from the Premises that portion so taken; provided, however, that Landlord’s obligation to restore and redemise the remainder of the Premises shall be limited to the funds available to Landlord from the condemnation award or other consideration paid for the affected portion of the Premises.

          (e) Upon any such taking or purchase, Landlord shall be entitled to receive and retain the entire award or consideration for the affected portion of the Building, and Tenant shall not have or advance any claim against Landlord for the value of its property or its leasehold estate or the unexpired Term of the Lease, or for costs of removal or relocation, or business interruption expense or any other damages arising out of such taking or purchase. Nothing herein shall give Landlord any interest in or preclude Tenant from seeking and recovering for its own account from the condemning authority any award or compensation attributable to the taking or purchase of Tenant’s improvements, chattels or trade fixtures, or the removal or relocation of its business and effects, or the interruption of its business; provided that any such award or compensation shall not reduce the amount of the award otherwise payable to Landlord. If any such award made or compensation paid to either party specifically includes an award or amount for the other, the party first receiving the same shall promptly account therefor to the other.

     6.2 Damage or Destruction.

          (a) Definitions.

               (i) “Premises Damage” shall mean if the Premises are damaged or destroyed to any extent but there has not been a Building Total Destruction.

               (ii) “Building Partial Damage” shall mean the Building is damaged or destroyed to the extent that the cost to repair is less than thirty percent (30%) of the then Replacement Cost of the Building.

               (iii) “Building Total Destruction” shall mean the Building is damaged or destroyed to the extent that the cost to repair is thirty percent (30%) or more of the then Replacement Cost of the Building.

               (iv) “Insured Loss” shall mean damage or destruction which was caused by an event covered by insurance required under this Lease, and which is acknowledged in writing by the relevant insurance company to be a covered loss under the insurance policy. The fact that an Insured Loss has a deductible amount shall not make the loss an uninsured loss.

               (v) “Replacement Cost” shall mean the amount of money necessary to be spent in order to repair or rebuild the damaged area to the condition that existed immediately prior to the damage occurring, including Tenant Improvements, but excluding Tenant’s Alterations, fixtures or equipment that are removable by Tenant upon the termination of this Lease.

          (b) Premises Damage; Building Partial Damage.

               (i) Insured Loss: Subject to the provisions of Sections 6.2(c), 6.2(d) and 6.2(e), if at any time during the term of this Lease there is damage which is an Insured Loss and which falls into the classification of either Premises Damage or Building Partial Damage, then Landlord, shall as soon as reasonably possible and to the extent the required materials and labor are readily available through usual commercial channels, at Landlord’s expense, repair or replace such damage (but not Tenant’s Alterations, fixtures or equipment that are removable by Tenant upon the termination of this Lease). Notwithstanding the above, Landlord’s obligation to restore (1) shall be limited to the amount of funds available to Landlord from any casualty insurance policy proceeds actually paid to Landlord for such repair work and (2) shall at all times be subject to obtaining all necessary approvals from all applicable governmental entities, and the holder of any Mortgage and the willingness of such holder to make the proceeds of casualty insurance policies available to Landlord for such purposes. Landlord shall not be liable for any delay that is beyond the reasonable control of Landlord in the completion of the repair and restoration of the Premises.

               (ii) Uninsured Loss: Subject to the provisions of Sections 6.2(d) and 6.2(e), if at any time during the term of this Lease there is damage which is not an Insured Loss and which falls within the classification of Premises Damage or Building Partial Damage, unless caused by a negligent or willful act of Tenant (in which event Tenant shall make the repairs at Tenant’s expense), which damage prevents Tenant from making any substantial use of the Premises, Landlord may at Landlord’s option either (1) repair such damage as soon as reasonably practicable at Landlord’s expense, in which event this Lease shall continue in full force and effect, or (2) give written notice to Tenant within sixty (60) days after the date of the occurrence of such damage of Landlord’s intention to cancel and terminate this Lease as of the date of the occurrence of such damage, in which event this Lease shall terminate as of the date of the occurrence of such damage.

          (c) Building Total Destruction. Subject to the provisions of Sections 6.2(d) and 6.2(e), if at any time during the term of this Lease there is damage, whether or not it is an Insured Loss, which falls into the classification of Building Total Destruction, then Landlord may at Landlord’s option either (1) repair such damage or destruction as soon as reasonably practicable at Landlord’s expense (to the extent the required materials are readily available through usual commercial channels) to its condition existing at the time of the damage, including Tenant Improvements, but excluding Tenant’s Alterations, fixtures or equipment that are removable by Tenant upon the termination of this Lease, and this Lease shall continue in full force and effect, or (2) give written notice to Tenant within ninety (90) days after the date of occurrence of such damage of Landlord’s intention to cancel and terminate this Lease, in which case this Lease shall terminate as of the date of the occurrence of such damage.

          (d) Damage Near End of Term.

               (i) Subject to Section 6.2(d)(ii), if at any time during the last twelve (12) months of the term of this Lease there is an occurrence of Premises Damage or Building Partial Damage, Landlord may at Landlord’s option cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to Tenant of Landlord’s election to do so within thirty (30) days after the date of occurrence of such damage.

               (ii) Notwithstanding Section 6.2(d)(i), if Tenant has an option to extend or renew this Lease, and the time within which said option may be exercised has not yet expired, Tenant shall exercise such option, if it is to be exercised at all, no later than twenty (20) days after the occurrence of an Insured Loss falling within the classification of Premises Damage or Building Partial Damage during the last twelve (12) months of the term of this Lease. If Tenant duly exercises such option during said 20-day period, Landlord shall, at Landlord’s expense, repair such damage, including Tenant Improvements, but excluding Tenant’s Alterations, fixtures or equipment that are removable by Tenant upon the termination of this Lease, as soon as reasonably practicable, and this Lease shall continue in full force and effect. If Tenant fails to exercise such option during said 20-day period, then Landlord may at Landlord’s option terminate and cancel this Lease as of the expiration of said 20-day period by giving written notice to Tenant of Landlord’s election to do so within ten (10) days after the expiration of said 20-day period, notwithstanding any term or provision in the grant of option to the contrary.

          (e) Abatement of Rent; Tenant’s Remedies.

               (i) If Landlord repairs or restores the Building or Premises pursuant to the provisions of this Section 6.2, and any part of the Premises are not usable (including loss of use due to loss of access or essential services), the Base Rent and Additional Rent payable hereunder for the period during which such damage, repair or restoration continues shall be abated, provided (1) the damage was not the result of the negligence of Tenant, and (2) such abatement shall only be to the extent the operation and profitability of Tenant’s business as operated from the Premises is adversely affected. Except for said abatement of Rent, if any, Tenant shall have no claim against Landlord for any damage suffered by reason of any such damage, destruction, repair or restoration.

               (ii) If Landlord shall be obligated to repair or restore the Premises or the Building under the provisions of this Section 6.2 and shall not commence such repair or restoration within ninety (90) days after such occurrence, or if Landlord shall not complete the restoration and repair within twelve (12) months after such occurrence, Tenant may at Tenant’s option cancel and terminate this Lease by giving Landlord written notice of Tenant’s election to do so at any time prior to the commencement or completion, respectively, of such repair or restoration. In such event this Lease shall terminate as of the date of such notice.

               (iii) Tenant agrees to cooperate with Landlord in connection with any such restoration and repair, including but not limited to, the approval and/or execution of plans and specifications required.

          (f) Waiver. Landlord and Tenant waive the provisions of any statute which relates to termination of leases when leased property is destroyed and agree that such event shall be governed by the terms of this Lease.

          (g) Notice of Damage. Tenant shall give immediate written notice to Landlord of any damage caused to the Premises by fire or other casualty.

     6.3 Hazardous Materials. Tenant represents, warrants, and covenants to Landlord that:

          (a) Tenant and the Premises will remain in compliance with all applicable laws, ordinances, and regulations (including consent decrees and administrative orders) relating to public health and safety and protection of the environment, including those statutes, laws, regulations, and ordinances identified in Section 6.3(g) all as amended and modified from time to time (collectively, “Environmental Laws”). All governmental permits relating to the use or operation of the Premises required by applicable Environmental Laws are and will remain in effect, and Tenant will comply with them.

          (b) Tenant will not permit to occur any release, generation, manufacture, storage, treatment, transportation, or disposal of “Hazardous Material,” as that term is defined in Section 6.3(g) (except in commercially reasonable quantities as necessary for the Permitted Use (e.g., toner, batteries, office cleaning supplies, etc.) and then only in compliance with all Environmental Laws) on, in, under, or from the Premises. Tenant will promptly notify Landlord, in writing, if Tenant has or acquires notice or knowledge that any Hazardous Material has been or is threatened to be released, discharged, disposed of, transported, or stored on, in, under, or from the Premises; and if any Hazardous Material is found on the Premises, Tenant, at its own cost and expense, will immediately take such action as is necessary to detain the spread of and remove the Hazardous Material to the complete satisfaction of Landlord and the appropriate governmental authorities. This Section shall not preclude Tenant from having on the Premises and utilizing, without notification to Landlord, small quantities of Hazardous Materials for cleaning and maintaining the Premises or in connection with Tenant’s Permitted Uses of the Premises, all of which Tenant agrees to use and dispose of in strict accordance with all applicable laws.

          (c) Tenant will immediately notify Landlord and provide copies upon receipt of all written complaints, claims, citations, demands, inquiries, reports, or notices relating to the condition of the Premises or compliance with Environmental Laws. Tenant will promptly cure and have dismissed with prejudice any such actions and proceeding to the satisfaction of Landlord. Tenant will keep the Premises free of any lien imposed pursuant to any Environmental Laws.

          (d) Landlord will have the right at all reasonable times and from time to time to conduct environmental audits of the Premises, and Tenant will cooperate in the conduct of each audit. The audits will be conducted by a consultant of Landlord’s choosing. If any Hazardous Material is detected or if a violation of any of the warranties, representations, or covenants contained in this paragraph is discovered, the fees and expenses of such consultant will be borne by Tenant and will be paid as Additional Rent under this Lease on demand by Landlord.

          (e) If Tenant fails to comply with any of the foregoing warranties, representations, and covenants, Landlord may cause the removal (or other cleanup acceptable to Landlord) of any Hazardous Material from the Premises. The costs of Hazardous Material removal and any other cleanup (including transportation and storage costs) will be Additional Rent under this Lease, whether or not a court has ordered the cleanup, and such costs will become due and payable on demand by Landlord. Tenant will give Landlord, its agents, and employees access to the Premises to remove or otherwise clean up any Hazardous Material. Landlord, however, has no affirmative obligation to remove or otherwise clean up any Hazardous Material, and this Lease will not be construed as creating any such obligation.

          (f) Tenant agrees to indemnify, defend (with counsel reasonably acceptable to Landlord and at Tenant’s sole cost), and hold Landlord and Landlord’s affiliates, shareholders, directors, officers, members, managers, employees and agents free and harmless from and against all losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, costs, judgments, suits, proceedings, damages (including consequential damages), disbursements or expenses of any kind (including attorneys’ and experts’ fees and expenses and fees and expenses incurred in investigating, defending, or prosecuting any litigation, claim, or proceeding) that may at any time be imposed upon, incurred by, or asserted or awarded against Landlord or any of them in connection with or arising from or out of:

               (i) Any Hazardous Material put on, in or under any portion of the Premises, the Building, the Property or the REOA Common Area by Tenant, its officers, managers, employees, agents, contractors or invitees.

               (ii) Any misrepresentation, inaccuracy, or breach of any warranty, covenant, or agreement contained or referred to in this paragraph.

               (iii) Any violation or claim of violation by Tenant of any Environmental Law.

               (iv) The imposition of any lien for the recovery of any costs for environmental cleanup or other response costs relating to the release or threatened release of Hazardous Material. This indemnification is the personal obligation of Tenant and will survive termination of this Lease. Tenant, its successors, and assigns waive, release, and agree not to make any claim or bring any cost recovery action against Landlord under CERCLA, as that term is defined in Section 6.3(g), or any state equivalent or any similar law now existing or enacted after this date. To the extent that Landlord is strictly liable under any such law, regulation, ordinance, or requirement, Tenant’s obligation to Landlord under this indemnity will likewise be without regard to fault on the part of Tenant with respect to the violation or condition that results in liability to Landlord.

          (g) For purposes of this Lease, “Hazardous Material” means: (i) “hazardous substances” or “toxic substances” as those terms are defined by the Comprehensive Environmental Response, Compensation, and Liability Act (CERCLA), 42 U.S.C. § 9601, et seq., or the Hazardous Materials Transportation Act, 49 U.S.C. § 1801, all as amended after this date; (ii) “hazardous wastes” as that term is defined by the Resource Conservation and Recovery Act (RCRA), 42 U.S.C. § 6901, et seq., as amended after this date; (iii) any pollutant or contaminant or hazardous, dangerous, or toxic chemicals, materials, or substances within the meaning of any other applicable federal, state, or local law, regulation, ordinance, or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic, or dangerous waste substance or material, all as amended after this date; (iv) crude oil or any fraction thereof which is liquid at standard conditions of temperature and pressure (68 degrees Fahrenheit and 14.7 pounds per square inch absolute); (v) any radioactive material, including any source, special nuclear or by-product material as defined at 42 U.S.C. § 2011, et seq., as amended after this date; (vi) asbestos in any form or condition; and (vii) polychlorinated biphenyls (PCBs) or substances or compounds containing PCBs.

     6.4 Hazardous Materials — Landlord’s Obligations. Except as specifically provided elsewhere herein, Landlord shall indemnify, defend and hold Tenant harmless, from and against any and all claims, demands, lawsuits, actions, proceedings, judgments, orders, penalties, fines, losses, costs, expenses, damages and liabilities, including, but not limited to, reasonable attorney’s fees, as well as costs for any investigation, removal, remediation, cleanup and restoration work and materials mandated by any governmental agency having jurisdiction, or third party, from or in connection with the presence of Hazardous Materials in, on or under the Building or the Property, unless the Hazardous Materials are present as a result of the act of Tenant, its agents, employees or contractors; provided, however, that Landlord’s obligations under this paragraph shall not extend to the presence of Hazardous Materials in, on, or released within the Premises unless such presence is the result of the act of Landlord.

ARTICLE 7
EVENTS OF DEFAULT, REMEDIES

     7.1 Events of Default.

          (a) Definition. In addition to any other event specified in this Lease as an event of default, the occurrence of any one or more of the following events during the Term (each, individually, an “Event of Default” and collectively, “Events of Default”) shall constitute a breach of this Lease by Tenant and Landlord may exercise the rights set forth in this Lease or as otherwise provided at law or in equity:

               (i) Tenant shall fail to pay any Base Rent or any Additional Rent (or cure any other default which is curable by the payment of money) within ten (10) days after the date when the same shall become due and payable. If Tenant shall be have failed to timely pay any Base Rent or any Additional Rent (or cure any other default which is curable by the payment of money) within ten (10) days after the date when the same shall be become due more than two times in any twelve (12) month period, the foregoing time period shall be reduced from ten (10) days to five (5) days.

               (ii) Tenant shall default in the performance of or compliance with any of the other covenants, agreements, terms or conditions of this Lease to be performed by Tenant (other than any default curable by the payment of money), and, unless expressly provided elsewhere in this Lease that no notice and/or opportunity to cure such default is to be afforded Tenant, such default shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant, or, in the case of a default which cannot with due diligence be cured within thirty (30) days, Tenant fails to commence such cure promptly within such thirty (30) day period and thereafter diligently prosecute such cure to completion within ninety (90) days. Notwithstanding the above, Tenant must immediately remedy any default that presently threatens an injury or harm to any person or property.

               (iii) Tenant shall become insolvent within the meaning of the United States Bankruptcy Code, as amended from time to time (the “Code”); shall have ceased to pay its debts in the ordinary course of business; shall be unable to pay its debts as they become due; shall make a general assignment for the benefit of creditors; shall file, take any action to file, or notify Landlord that Tenant intends to file, a petition, case or proceeding under any section or chapter of the Code, or under any similar law or statute of the United States or any state thereof relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts; shall be adjudicated as a bankrupt or insolvent; shall seek to or consent to or acquiesce in the appointment of any receiver, trustee, liquidator or other custodian of Tenant or any material part of its properties, whether or not the same shall relate to their interests in this Lease; or Tenant shall notify Landlord that it anticipates the occurrence of any of the foregoing conditions; or take any other action for the purpose of effecting any of the foregoing clauses.

               (iv) The Premises are effectively abandoned by Tenant, as evidenced by Tenant’s failure to occupy and use the Premises for a period of thirty (30) days.

               (v) Any execution or attachment is issued against Tenant or any of its property whereupon the Premises shall be taken or occupied or attached, or attempted to be taken or occupied or attached by someone other than Tenant, and is not vacated within thirty (30) days after it is entered.

               (vi) Tenant does or permits to be done anything which creates a lien upon the Premises or the Building and such lien is not discharged by Tenant within fifteen (15) days after the filing thereof.

               (vii) This Lease shall be transferred to or shall pass to or devolve upon any other person or party except in the manner set forth in Section 4.2.

          (b) Notice. If an Event of Default relating to late payment of any sums due under this Lease occurs more than three (3) times within any period of twelve (12) months, then, notwithstanding that each such Event of Default shall have been cured, any further default relating to late payment of any sums due under this Lease shall be deemed an Event of Default for which no notice or cure period shall apply.

     7.2 Landlord’s Remedies upon Default.

          (a) Termination or Possession. Upon the occurrence of any Event of Default, Landlord shall have the option to pursue any one or more of the following remedies without notice or demand whatsoever, in addition to, or in lieu of, any and all remedies available to Landlord under the laws of the state in which the Building is located:

               (i) Landlord may give Tenant written notice of its election to terminate this Lease, effective on the date specified therein, whereupon Tenant’s right to possession of the Premises shall cease and this Lease, except as to Tenant’s liability determined in accordance with this Lease shall be terminated.

               (ii) Landlord and its agents may re-enter and take possession of the Premises, or any part thereof, either by summary proceedings, or by any other applicable action or proceeding, or by force or otherwise (without being liable for indictment, prosecution or damages therefor) and may repossess same as Landlord’s former estate and expel Tenant and those claiming through or under Tenant, and remove the effects of both or either, without being deemed guilty in any manner of trespass, and without prejudice to any remedies for arrears of Rent or Tenant’s breach of covenants or conditions.

               (iii) Should Landlord elect to re-enter as provided herein above or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided by law, Landlord may, from time to time, without terminating this Lease, relet the Premises or any part thereof in Landlord’s or Tenant’s name, but for the account of Tenant for such term or terms (which may be more or less than the period which would otherwise have constituted the balance of the Term) and on such terms and conditions (which may include concessions of free rent and alteration, repair and improvement of the Premises) as Landlord, in its sole discretion, may determine, and Landlord may collect and receive the rents therefor without relieving Tenant of any liability under this Lease or otherwise affecting any such liability. Landlord shall use reasonable efforts to the extent required by law, to relet the Premises but shall in no event be liable for failure to relet the Premises or any part thereof, or, in the event of any such reletting, for refusal or failure to collect any rent due upon such reletting, and no such refusal or failure shall operate to relieve Tenant of any liability under this Lease or otherwise to affect any such liability. No such re-entry or taking possession of the Premises by Landlord shall be construed as an election on Landlord’s part to terminate this Lease unless a written notice of such intention be given to Tenant. No notice from Landlord hereunder or under a forcible entry and detainer statute or similar law shall constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Landlord reserves the right following any such re-entry and/or reletting to exercise its right to terminate this Lease by giving Tenant written notice thereof, in which event this Lease will terminate as specified in said notice.

          (b) Waiver of Notice and Right to Re-Enter. Tenant hereby waives the service of any notice of intention to re-enter or to institute legal proceedings to that end which may otherwise be required to be given under any present or future law. Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, does further hereby waive any and all rights which Tenant and all such persons might otherwise have under any present or future law to redeem the Premises, or to re-enter or repossess the Premises, or to restore the operation of this Lease, after (i) Tenant shall have been dispossessed by a judgment or by warrant of any court or judge, or (ii) any re-entry by Landlord, or (iii) any expiration or termination of this Lease and the Term, whether such dispossession, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease. The words “re-enter”, “re-entry” and “re-entered” as used in this Lease shall not be deemed to be restricted to their technical legal meanings. In the event of a breach or threatened breach by Tenant, or any persons claiming through or under Tenant, of any term, covenant or condition of this Lease on Tenant’s part to be observed or performed, Landlord shall have the right to enjoin such breach and the right to invoke any other remedy allowed by law or in equity as if re-entry, summary proceedings and other special remedies were not provided in this Lease for such breach. The right to invoke the remedies hereinbefore set forth are cumulative and shall not preclude Landlord from invoking any other remedy allowed at law or in equity.

          (c) Damages.

               (i) In the event this Lease is terminated in accordance with the provisions of Section 7.2(a)(i), Tenant shall remain liable to Landlord for damages in an amount equal to the Base Rent and any Additional Rent and any other sums due hereunder as of the date of termination of this Lease plus the Base and any Additional Rent which would have been owing by Tenant hereunder for the balance of the Term (collectively, the “Aggregate Gross Rent”) had this Lease not been terminated, less the net proceeds, if any, received as a result of any reletting of the Premises by Landlord subsequent to such termination, after deducting all of Landlord’s expenses including, without limitation, all repossession costs, brokerage commissions, legal expenses, reasonable attorneys’ fees, expenses of employees, alteration and repair costs and expenses of preparation for such reletting (collectively, the “Reletting Costs”). Landlord shall use reasonable efforts to relet the Premises but shall not be obligated to: (1) attempt to relet the Premises if Landlord has other space available in the Building; (2) relet the Premises at a rate substantially below the current rate being charged to other tenants; or (3) incur substantial expense to remodel or refurbish the Premises in order to accommodate prospective tenants. Landlord shall be entitled to collect Base Rent, any Additional Rent and all other damages from Tenant monthly on the days on which Base Rent and any Additional Rent would have been payable hereunder if this Lease had not been terminated. Alternatively, at the option of Landlord, in the event this Lease is so terminated, Landlord shall be entitled to recover forthwith against Tenant, as liquidated damages and not as a penalty, the then value of the Aggregate Gross Rent and Reletting Costs less the aggregate rental value of the Premises for what otherwise would have been the unexpired balance of the Term, discounted to present value at a rate of eight percent (8%) per annum. In the event Landlord shall relet the Premises for the period which otherwise would have constituted the unexpired portion of the Term (or any part thereof), the amount of Rent and other sums payable by the tenant thereunder shall be deemed prima facie to be the rental value for the Premises (or the portion thereof so relet) for the term of such reletting. Tenant shall in no event be entitled to any rents collected or payable in respect of any reletting, whether or not such rents shall exceed the Base Rent and any Additional Rent reserved in this Lease. Tenant shall bear the burden of proof in any proceeding to determine the “rental value” for purposes of the above calculation.

      (ii) If Landlord does not elect to terminate this Lease, but takes possession, Tenant shall pay to Landlord the Base Rent and any Additional Rent which would be payable hereunder if such repossession had not occurred, less the net proceeds received by Landlord, if any, of any reletting of the Premises by Landlord after deducting the Reletting Costs to the extent not paid to Landlord pursuant to the following sentence. Tenant shall pay Base Rent and Additional Rent due Landlord, monthly, on the days on which Rent would have been payable hereunder if possession had not been retaken.

      (iii) Landlord may recover as damages the full amount of any Base Rent or Additional Rent that may have been abated as a tenant concession or incentive pursuant to this Lease, together with interest at the rate applicable to judgments in Colorado, from the date the abated installment of Rent would have been due and payable but for the abatement until the date recovered by Landlord.

           (d) Cumulative Remedies. Suit or suits for the recovery of the Rent and other amounts and damages may be brought by Landlord, from time to time, at Landlord’s election, and nothing in this Lease shall be deemed to require Landlord to await the date when this Lease would have expired had there been no default by Tenant, or no termination, as the case may be. Each right and remedy provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, including, but not limited to, suits for injunctive relief and specific performance. The exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise. All such rights and remedies shall be considered cumulative and nonexclusive. All costs incurred by Landlord in connection with collecting any Rent or other amounts and damages owing by Tenant pursuant to the provisions of this Lease, or to enforce any provision of this Lease, including reasonable attorneys’ fees from the date such matter is turned over to an attorney, whether or not one or more actions are commenced by Landlord, shall also be paid by Tenant to Landlord.

           (e) Miscellaneous.

                  (i) This Lease shall continue in effect for so long as Landlord does not terminate it (or Tenant does not terminate it pursuant to Section 6.1(c)), and Landlord may enforce all its rights and remedies under this Lease, including the right to recover the Base Rent and any Additional Rent, as the same becomes due under this Lease. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon the initiative of Landlord to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s rights to possession unless Landlord shall have specifically elected to terminate this Lease.

      (ii) No payments of money by Tenant to Landlord after the expiration or other termination of this Lease after the giving of any notice by Landlord to Tenant shall reinstate or extend the Term, or make ineffective any notice given to Tenant prior to the payment of such money. After the service of notice or the commencement of a suit, or after final judgment granting Landlord possession of the Premises, Landlord may receive and collect any sums due under this Lease, and the payment thereof shall not make ineffective any notice, or in any manner affect any pending suit or any judgment theretofore obtained.

      (iii) If Tenant is in default under the terms hereof, Landlord shall have the right to remove all the Tenant’s property from the Premises and dispose of said property in such a manner as determined best by Landlord, at the sole cost and expense of Tenant and without liability of Landlord for the actions so taken.

          (f) Cash Deposit. In addition to Landlord’s rights set forth above, if Tenant fails to pay any Base Rent or Additional Rent due hereunder within the time period set forth in Section 7.1(a)(i) above more than two (2) times during any 12-month period, then upon the occurrence of the third or any subsequent default in the payment of monies during a 12-month period, Landlord at its sole option, shall have the right to require that Tenant, as a condition precedent to curing such default, pay to Landlord, in cash or its equivalent, in advance, the Base Rent and Landlord’s estimate of all Additional Rent which will become due and owing hereunder by Tenant for a period of six (6) months. All amounts shall be paid by Tenant within thirty (30) days after notice from Landlord demanding the same. All monies so paid shall be retained by Landlord, without interest, for the balance of the Primary term and any extension thereof, and shall be applied by Landlord to the last due amounts owing hereunder by Tenant. If, however, Landlord’s estimate of the Base Rent and Additional Rent for which Tenant is responsible hereunder are inaccurate, when such error is discovered Landlord shall pay to Tenant, or Tenant shall pay to Landlord, within thirty (30) days after written notice thereof the excess or deficiency, as the case may be, which is required to reconcile the amount on deposit with Landlord with the actual amounts for which Tenant is responsible.

          (g) No Waiver. No failure by Landlord to insist upon the strict performance of any agreement, term, covenant or condition of this Lease or to exercise any right or remedy consequent upon a breach, and no acceptance of full or partial payment of Rent during the continuance of any breach, shall constitute a waiver of any breach or of the agreement to be performed or complied with by Tenant, and no breach shall be waived, altered or modified except by written instrument executed by Landlord. No waiver of any breach shall affect or alter this Lease, but each and every agreement, term, covenant and condition shall continue in full force and effect with respect to any other then existing or subsequent breach. Notwithstanding any termination of this Lease, the same shall continue in force and effect as to any provisions which require observance or performance by Landlord or Tenant subsequent to such termination.

     7.3 Bankruptcy. Landlord and Tenant understand that, notwithstanding certain provisions to the contrary contained herein, a trustee or debtor in possession under the Code may have certain rights to assume or assign this Lease. Landlord and Tenant further understand that, in any event, Landlord is entitled under the Code to adequate assurances of future performance of the terms and provisions of this Lease. The parties hereto agree that, with respect to any such assumption or assignment, the term “adequate assurance” shall include at least the following:

          (a) In order to assure Landlord that the proposed assignee will have the resources with which to pay all Base Rent and Additional Rent payable pursuant to the terms hereof, any proposed assignee must have, as demonstrated to Landlord’s satisfaction, a net worth (as defined in accordance with generally accepted accounting principles consistently applied) of not less than the net worth of Tenant on the date this Lease became effective, increased by seven percent (7%), compounded annually, for each year from the Commencement Date through the date of the proposed assignment. The financial condition and resources of Tenant were a material inducement to Landlord in entering into this Lease.

          (b) Any proposed assignee must have been engaged in the conduct of business for the five (5) years prior to any such proposed assignment, which business does not violate the Permitted Uses, and such proposed assignee shall continue to engage in the Permitted Uses. Landlord’s asset will be substantially impaired if the trustee in bankruptcy or any assignee of this Lease makes any use of the Premises other than the Permitted Uses.

          (c) Any proposed assignee of this Lease must assume and agree to be personally bound by the terms, covenants and provisions of this Lease.

ARTICLE 8
MISCELLANEOUS PROVISIONS

     8.1 Holding Over . If Tenant remains in possession of the Premises after the expiration or other termination of the Term, then, at Landlord’s option, Tenant shall be deemed to be occupying the Premises as a month-to-month tenant pursuant to all of the provisions of this Lease, but at a monthly Base Rent equal to one hundred fifty percent (150%) the sum of the Base Rent payable hereunder during the last month of the Term. Such month-to-month tenancy may be terminated by Landlord or Tenant effective as of the last day of any calendar month by delivery to the other of notice of such termination ten (10) days prior to the first day of such calendar month. Tenant shall defend, indemnify and hold Landlord harmless from and against any and all claims, losses and liabilities, including reasonable attorney fees, for damages resulting from failure to surrender possession upon the Expiration Date or sooner termination of the Term, including, without limitation, any claims made by any succeeding tenant, and such obligations shall survive the expiration or sooner termination of this Lease.

     8.2 Notices.

          (a) Any and all notices required or which either party herein may desire to give to the other (each, a “Notice”) shall be made in writing and shall be given by certified or registered mail, postage prepaid, return receipt requested, or by a nationally recognized overnight courier, such as Federal Express or Airborne Express, or by personal service, or by electronic facsimile with proof of receipt, and shall be deemed to be given on the third business day after the date of posting in a United States Post Office or branch post office or one day after delivery to the overnight courier, or upon effecting personal service, or by electronic facsimile with proof of receipt, and shall be delivered to Landlord’s Notice Address or Tenant’s Notice Address, as appropriate. The parties agree that copies of all Notices to be delivered to Landlord and Tenant hereunder shall be simultaneously delivered to the specified addresses for copies set forth in Section 1.1, if any. Either party may, by notice as aforesaid actually received, designate a different address or addresses for communications intended for it. Anything contained herein to the contrary notwithstanding, any bills or invoices for Base Rent, any Additional Rent or any Landlord’s Operating Statement may be given by hand or by mail (which need not be registered or certified) and, if so given, shall be deemed given on the date of delivery or refusal, if by hand, or on the third (3rd) business day following the date of posting, if mailed.

          (b) Notices given hereunder by any party may be given by legal counsel for such party or by Landlord’s agent. The foregoing notice provisions shall in no way prohibit notice from being given as provided in the rules of civil procedure of the state in which the Building is located, as the same may be amended from time to time and any notice so given shall constitute notice herein.

     8.3 Authority of Tenant.

          (a) If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with a duly adopted resolution of the Board of Directors or the By-Laws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms. In addition, Tenant shall, at the time of execution of this Lease, deliver to Landlord a certified copy of a resolution of the Board of Directors of said corporation authorizing or ratifying the execution of this Lease.

        (b) If Tenant is a limited liability company, partnership, joint venture, or other unincorporated association, each individual executing this Lease on behalf of Tenant represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of Tenant, and that this Lease is binding upon Tenant in accordance with its terms. Tenant shall, at the time of execution of this Lease, deliver to Landlord a document to this effect.

     8.4 Financial Statements. Tenant shall, when requested by Landlord furnish to Landlord a true and accurate statement of its financial condition for its most recent fiscal year, prepared in conformity with generally recognized accounting principles. Landlord agrees to treat Tenant’s financial statements as confidential and agrees to disclose them only to prospective purchasers of the Premises or to prospective lenders.

     8.5 Authorities for Action. Landlord may act through its managing agent for the Building or through any other person who may from time to time be designated by Landlord in writing. Tenant shall designate in writing one or more persons to act on its behalf and may from time to time change such designation by written notice to Landlord. In the absence of any such designation, the person or persons executing this Lease on behalf of Tenant shall be deemed to be authorized to act on behalf of Tenant in any matter provided for herein.

     8.6 Brokerage. Tenant represents and warrants that it has dealt only with CB Richard Ellis, as Tenant’s agent, and/or with Landlord and its agent, Frederick Ross Company, and no other broker or agent, in connection with the negotiation or execution of this Lease. Tenant agrees to indemnify and hold Landlord harmless from and against any and all damage, loss, cost or expense including, without limitation, all attorneys’ fees and disbursements incurred by reason of any claim of or liability to any other broker or other person for commissions or other compensation or charges with respect to the negotiation, execution and delivery of this Lease incurred as a result of Tenant’s actions or commitments, and such obligations shall survive the expiration or sooner termination of this Lease.

     8.7 Definition of Landlord. The term “Landlord” as used in this Lease shall mean only the owner of the Building at the time in question. In the event of any transfer of title to or lease of the Building, the transferor shall be entirely freed and relieved of all covenants and obligations of Landlord to be performed thereafter (whether express or implied) without further agreement between the parties or their successors in interest and Tenant shall look solely to the successor in interest of the transferor as Landlord under this Lease; provided, however, that any funds in the hands of the Landlord in which Tenant has an interest shall be delivered to Landlord’s successor in interest. This Lease shall not be affected by such transfer or lease, and Tenant agrees to attorn to the transferee or assignee, such attornment to be effective and self-operative without the execution of any further instrument by the parties to this Lease.

     8.8 Entire Agreement.

          (a) No Representations or Warranties. This Lease contains the entire agreement of the parties. Except as expressly contained herein, neither Landlord nor Landlord’s agent or attorneys have made representations, warranties or promises with respect to the Premises, the Building, the Property, the REOA Common Area, the Golden Ridge office park, or this Lease. Tenant acknowledges and agrees that Tenant has not relied upon any statements, representations, agreements or warranties except those expressed in this Lease.

          (b) Signatures and Amendments. The submission of this document for examination and review does not constitute an option, an offer to lease space, or an agreement to lease space. This document shall have no binding effect on the parties hereto unless and until executed and delivered by both Landlord and Tenant and will be effective only upon Landlord’s execution and delivery of same. No amendment or modification of this Lease shall be binding or valid unless expressed in writing and executed and delivered by Landlord and Tenant..

     8.9 Force Majeure. Any non-monetary obligation of Landlord or Tenant which is delayed or not performed due to Acts of God, strike, riot, shortages of labor or materials, war (whether declared or undeclared), governmental laws, regulations or restrictions, governmental action, or lack thereof, or any other causes of any kind whatsoever which are beyond Landlord’s or Tenant’s reasonable control, shall not constitute a default hereunder and shall be performed within a reasonable time after the end of such cause for delay or nonperformance.

     8.10 Severability. If any term or provision of this Lease or the application thereof to any person or circumstances shall be declared by a judicial body to be illegal, invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby, and all other terms and provisions of this Lease shall be valid and enforced to the fullest extent permitted by law.

     8.11 No Setoff. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent, and Tenant shall not be entitled to any setoff, offset, abatement or deduction from Base Rent or Additional Rent due Landlord hereunder if Landlord fails to perform its obligations hereunder; provided, however, the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof or to which Tenant has not waived any claim pursuant to the provisions of this Lease so long as notice is first given to Landlord and any holder of a Mortgage, and a reasonable opportunity is granted to Landlord and such holder to correct such violation. In no event shall Landlord, or any holder of a Mortgage be responsible for any consequential damages incurred by Tenant, including, without limitation, lost profits or interruption of business, as a result of any default by Landlord.

     8.12 Relationship of Parties. Nothing contained in this Lease shall create any relationship between the parties hereto other than that of Landlord and Tenant, and it is acknowledged and agreed that Landlord shall not be deemed to be a partner of Tenant in the conduct of its business, or a joint venturer or a member of a joint or common enterprise with Tenant.

     8.13 Successors Bound. Except as otherwise specifically provided herein, the terms, covenants and conditions contained in this Lease shall bind and inure to the benefit of the respective heirs, successors, executors, administrators and assigns of each of the parties hereto.

     8.14 Interpretation.

        (a) Whenever in this Lease any words of obligation or duty are used, such words or expressions shall have the same force and effect as though made in the form of a covenant.

        (b) Words of any gender used in this Lease shall be deemed to include any other gender, and words in the singular shall be deemed to include the plural, when the context requires.

        (c) All pronouns and any variances thereof shall be deemed to refer to the neuter, masculine, feminine, singular or plural, when the context requires.

        (d) No remedy or election given pursuant to any provision in this Lease shall be deemed exclusive unless so indicated, but each shall, wherever possible, be cumulative with all other remedies at law or in equity as otherwise specifically provided herein.

        (e) If and to the extent that, any of the provisions of any amendment, modification or rider to this Lease conflict or are otherwise inconsistent with any of the preceding provisions of this Lease, or of the Rules and Regulations appended to this Lease, whether or not such inconsistency is expressly noted in such amendment, modification or rider, the provisions of such amendment, modification or rider shall prevail, or in case of any inconsistency with the Rules and Regulations, such Rules and Regulations shall be deemed to be waived with respect to Tenant to the extent of such inconsistency.

     (f) The parties mutually agree that the headings and captions contained in this Lease are inserted for convenience of reference only.

     (g) This Lease shall be construed in accordance with the laws of the state in which the Building is located.

     (h) Landlord and Tenant each acknowledge and warrant that each has been represented by independent counsel and has executed this Lease after being fully advised by said counsel as to its effect and significance. This Lease is the result of negotiations between the parties and their respective attorneys and shall be construed in an even and fair manner, regardless of the party who drafted this Lease, or any provision thereof.

     (i) In all instances where Tenant is required by the terms and provisions of this Lease to pay any sum of money or to do any act at a particular indicated time or within any indicated period, it is understood and agreed that time is of the essence.

     8.15 Joint and Several Obligation. [Intentionally left blank.]

     8.16 Reservation and Easements. Landlord reserves and retains all rights to make use of the surface, subsurface and airspace above the surface of the Property and of the Building, except as specifically granted to Tenant under this Lease. Landlord shall have the right to grant any easements, licenses or other rights of use on, over, under and above the Property or the Building for such purposes as Landlord determines, provided that such grant will not materially interfere with or adversely affect Tenant’s use or quiet enjoyment of the Premises. This Lease does not grant any rights to light, view, or air to, from or over the Premises to the extent such items are affected by activities occurring off the Premises. Any diminution or shutting off of light, view, or air by any structure which is now or hereafter erected on or off the Property shall not affect this Lease or impose any liability on Landlord.

     8.17 Limitation of Landlord Liability. In no event shall Landlord be liable to Tenant for any failure of other tenants in the Building to occupy their spaces or operate their businesses, or for any loss or damage that may be occasioned by or through the acts or omissions of other tenants. Notwithstanding anything to the contrary provided in this Lease, neither Landlord, nor any member, general or limited partner in or of Landlord, whether direct or indirect, nor any direct or indirect member or partner in such members or partners, nor any disclosed or undisclosed officers, managers, shareholders, principals, directors, employees, partners, servants or agents of Landlord, nor any of the foregoing, nor any investment adviser or other holder of any equity interest in Landlord, their successors, assigns, agents, or any mortgagee in possession shall have any personal liability with respect to any provisions of this Lease. If Landlord is in breach or default with respect to its obligations or otherwise, Tenant shall look solely to Landlord’s interest in the Building for the satisfaction of Tenant’s remedies and any judgment or award entered against Landlord.

     8.18 Short Form Lease. Tenant shall not record this Lease or a memorandum hereof without the prior written consent of Landlord. Upon Landlord’s request, Tenant agrees to execute and acknowledge a short form lease in recordable form, indicating the names and addresses of Landlord and Tenant, a description of the Premises, the Term, the Commencement and Expiration Dates, and options for renewal, if any, but omitting Rent and other terms of this Lease. Further, upon Landlord’s request, Tenant agrees to execute and acknowledge a termination of lease in recordable form to be held by Landlord until the Expiration Date or sooner termination of the Term.

     8.19 Landlord Assignment of Rents, and Lease.

   (a) Landlord may assign the Rents and its interest in this Lease to the holder of any Mortgage.

   (b) In the event of such an assignment, Tenant shall give the holder of such Mortgage a copy of any request for performance by Landlord or any notice of default by Landlord; and, in the event Landlord fails to cure any such default, Tenant shall give such holder a reasonable period, commencing on the last day on which Landlord could cure such default, in which to cure same.

     8.20 Rules and Regulations.

   (a) The rules and regulations set forth in Exhibit G attached hereto and incorporated into this Lease (the “Rules and Regulations”) have been adopted by Landlord for the safety and convenience of all tenants and other persons in the Building. Tenant shall at all times comply with, and shall cause its employees, agents, contractors, licensees and invitees to comply with, the Rules and Regulations from time to time in effect. Landlord may, from time to time, amend, delete or add to the Rules and Regulations, provided that any such modification:

      (i) Shall not be inconsistent with any other provision of this Lease.

      (ii) Shall be reasonable and have general application to all tenants in the Building.

      (iii) Shall be effective only upon delivery of a copy thereof to Tenant at the Premises or posting same in a conspicuous place within the Building.

   (b) Landlord shall use reasonable efforts to secure compliance by all tenants and other persons with the Rules and Regulations from time to time in effect, but shall not be liable to Tenant for failure of any person to comply with such Rules and Regulations. Any failure by Landlord to enforce any of the Rules and Regulations will not constitute a waiver of same with respect to Tenant. Landlord reserves the right, in its sole discretion, to waive, either temporarily or permanently, application of the Rules and Regulations to any particular tenant in the Building.

     8.21 Estoppel Certificate. At any time and from time to time upon written request by Landlord, Tenant hereby agrees to deliver within ten (10) days after request, a certificate to Landlord or to any present or proposed mortgagee or purchaser designated by Landlord, in the form supplied, certifying: (i) that Tenant has accepted the Premises (or, if Tenant has not done so, that Tenant has not accepted the Premises, and specifying the reasons therefor); (ii) that this Lease is in full force and effect and has not been modified (or if modified, setting forth all modifications), or, if this Lease is not in full force and effect, the certificate shall so specify the reasons therefor; (iii) the Commencement Date, the Expiration Date and the terms of any extension options of Tenant; (iv) the date to which the Base Rent and any Additional Rent have been paid under this Lease and the amount thereof then payable; (v) the amount of the Security Deposit and prepaid Rent, if any, being held by Landlord; (vi) whether there are then any existing defaults by Landlord in the performance of its obligations under this Lease, and, if there are any such defaults, specifying the nature and extent thereof; (vii) that no notice has been received by Tenant of any default under this Lease which has not been cured, except as to defaults specified in the certificate; (viii) the capacity of the person executing such certificate, and that such person is duly authorized to execute the same on behalf of Tenant; (ix) the amount of the then current Base Rent; and (x) any other information reasonably requested by Landlord, its present or proposed purchaser, or the holder of any Mortgage.

     8.22 Mortgagee Amendments and Notices.

   (a) Mortgagee Amendment. Throughout the Term, Tenant agrees to furnish such financial information or financial statements as shall be reasonably requested by any present or future or prospective holder of a Mortgage upon the Building or Property. If any present or future or prospective holder of a Mortgage upon the Building or Property shall require a non-material change or changes in this Lease as a condition of its approval of this Lease or the provision of financing, Tenant shall execute such amendment provided that it shall not materially alter or increase any of Tenant’s obligations under this Lease. If, within thirty (30) days after notice from Landlord, Tenant fails or refuses to execute the amendment or amendments of this Lease effecting such change or changes as are stated by Landlord to be necessary to secure the approval of such present or future or prospective holder of a Mortgage, Tenant shall be in default hereunder.

   (b) Mortgagee Notice. In the event of any act or omission by Landlord under this Lease which would cause Landlord to be in default or give Tenant the right to terminate this Lease or to claim a partial or total eviction, Tenant will not exercise any such right until Tenant has given thirty (30) days written notice (by United States certified mail, postage prepaid) of such act or omission to Landlord, to the holder of any mortgage or deed of trust on the Premises, and to the assignee of any collateral assignment of this Lease (whose names and addresses Landlord agrees will be furnished to Tenant on request), and the holder of any Mortgage following the giving of such notice, shall have failed with reasonable diligence to commence cure within thirty (30) days of delivery of such notice and thereafter to pursue reasonable action to remedy the act or omission.

     8.23 Subordination, Nondisturbance and Attornment.

          (a) Subordination and Nondisturbance. This Lease, and any Option or right of first refusal granted hereby, at Landlord’s option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation or security now or hereafter placed upon the Building (collectively “Mortgage”) and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Tenant’s right to quiet possession of the Premises shall not be disturbed if Tenant is not in default and so long as Tenant shall pay all Base Rent and Additional Rent and shall observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee, trustee or ground lessor shall elect to have this Lease and any Options granted hereby be senior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Tenant, this Lease and such Options shall be deemed senior to such mortgage, deed of trust or ground lease, whether this Lease or such Options are dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof.

          (b) Documentation. Tenant agrees to execute any commercially reasonable documents, consistent with the terms and conditions of this Lease, required to effectuate an attornment, a subordination, or to make this Lease or any Option granted herein prior to the lien of any mortgage, deed of trust or ground lease, as the case may be. Tenant’s failure to execute such documents within ten (10) days after written demand shall constitute a material default by Tenant hereunder without further notice to Tenant or, at Landlord’s option, Landlord shall execute such documents on behalf of Tenant as Tenant’s attorney-in-fact. Tenant does hereby make, constitute and irrevocably appoint Landlord as Tenant’s attorney-in-fact and in Tenant’s name, place and stead, to execute such documents in accordance with this Section.

     8.24 Attorneys’ Fees. If any party breaches this Lease, the other party shall be entitled to collect its reasonable attorneys’ fees, arbitration fees, court costs, expert witness fees, and other incidental expenses from the breaching party incurred to enforce this Lease whether or not a suit has been commenced, all in addition to any other remedies or damages that may be available.

     8.25 Landlord’s Failure to Consent. If Tenant shall request Landlord’s consent hereunder and Landlord shall fail or refuse to give such consent, Tenant shall not be entitled to any damages for the withholding of its consent, it being intended that Tenant’s sole remedy shall be an action for specific performance or injunction and that such remedy shall be available only in those cases where Landlord has expressly agreed in writing not to unreasonably withhold its consent or where, as a matter of law, Landlord may not unreasonably withhold its consent.

     8.26 No Waiver. The failure of Landlord to exercise its rights in connection with this Lease or any breach or violation of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of Base Rent and any Additional Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease other than the failure of Tenant to pay the particular amount of Base Rent or any Additional Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such monies.

     8.27 No Merger. The voluntary or other surrender of possession of the Premises by Tenant, or a mutual cancellation of this Lease, shall not result in a merger of Landlord’s and Tenant’s estates, and shall, at the option of Landlord, either terminate any or all existing subleases or subtenancies, or operate as an assignment to Landlord of any or all of such subleases or subtenancies.

     8.28 JURY TRIAL AND COUNTERCLAIM WAIVER. LANDLORD AND TENANT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY.

     8.29 Guaranty of Lease. [Reserved].

     8.30 Time is of Essence. Time is of the essence with respect to the obligations to be performed under this Lease.

ARTICLE 9
OPTIONS.

     9.1 Extension Options.

          (a) Options to Extend. Provided that Tenant is not in default under this Lease and provided that the rights granted in this Article 9 have not otherwise been terminated, Tenant shall be entitled to two successive extension options, each option to have a duration of two (2) years (each referred to as an “Option to Extend”). If Tenant desires to exercise an Option to Extend, Tenant shall give notice to Landlord at least nine (9) months prior to the end of the Term in the case of the first Option to Extend, and at least nine (9) months prior to the expiration of the Term of the first Option to Extend in the case of the second Option to Extend. If Tenant exercises an Option to Extend, the Term shall be extended by an additional two years and all of the terms and provisions of the Lease shall remain the same, except that Base Rent shall be determined as set forth in Section 9.1(b) below. Tenant’s failure to exercise its first Option to Extend shall render the second Option to Extend void and of no effect.

          (b) Fair Market Rent. The Base Rent payable for each extension of the Term under an Option to Extend shall be the Fair Market Rent for the Premises as of the Commencement Date of each Option to Extend. Fair Market Rent shall be defined as the effective net rental rate for the Premises, taking into consideration annual escalations and all concessions, abatements and allowances offered to tenants of comparable size and credit by owners of buildings of similar age and quality in the West Metropolitan Denver, Colorado area, provided that in no event shall Base Rent for an extension term be less than Base Rent paid during the last Lease Year of the then current Term. Landlord will give Tenant written notice of its determination of Fair Market Rent for an extension term within thirty (30) days of Tenant’s delivery to Landlord of a notice that Tenant is exercising an extension option. Landlord and Tenant will attempt to negotiate the Fair Market Rent during the thirty (30) day period following Landlord’s delivery to Tenant of Landlord’s determination of Fair Market Rent.

          (c) Arbitration. If Landlord and Tenant are unable to agree upon a Fair Market Rent during such negotiation period, then Fair Market Rent shall be determined by binding arbitration in Denver, Colorado. The arbitration shall be conducted in accordance with such rules as may be agreed upon by Landlord and Tenant, or failing agreement within thirty (30) days after arbitration is demanded, then in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”) in effect on the date of the arbitration demand. The arbitration proceeding shall be conducted by one (1) arbitrator unless the demand for arbitration specifies it is to be heard by three (3) arbitrators, in which case three (3) arbitrators shall be appointed. Persons eligible to serve as arbitrators shall be members of the AAA Large Complex Case Panel or CPR Panel of Distinguished Neutrals, or who have professional credentials similar to those persons listed on such AAA or CPR Panels. The arbitrators shall have no authority to render an award which is less than the Base Rent paid during the last Lease Year of the then current Term. Unless Landlord and Tenant agree otherwise, discovery shall be limited to an exchange of directly relevant documents, but shall include a written report from any testifying expert retained by a party. Depositions will not be taken, except of experts, or as needed in lieu of a live appearance, or upon mutual agreement of the parties. The arbitrator(s) shall resolve any discovery disputes. The arbitrator(s) and counsel of record shall have the power of subpoena process as provided by law. Landlord or Tenant may apply to any court of competent jurisdiction in the State of Colorado for an order confirming, modifying or vacating an award in accordance with Colorado statutes governing such applications, which order shall be a final and non-appealable judgment. Pending arbitration and the entry of an order by a court of competent jurisdiction, Tenant shall pay the Base Rent payable during the last lease year of the then current Term. If the arbitrator(s) determine that Fair Market Rent is higher than the Base Rent being paid by Tenant, then the arbitrator(s) award shall include the difference between the amount actually paid by Tenant and the amount awarded, with interest at the rate applicable to judgments under Colorado law. Each party shall pay its own costs and attorney fees in connection with the arbitration, and they shall equally share the cost of the arbitrator(s) and the arbitration.

     9.2 Right of First Refusal.

          (a) First Refusal Space. At all times during the primary sixty-three (63) month Term of this Lease, but not during any renewal or extension thereof, Landlord shall give Tenant the right, at Tenant’s option, to lease any block of space in the Building which shall not exceed, in the aggregate, seven thousand two hundred (7,200) rentable square feet (the “First Refusal Space”), upon the same terms and conditions as contained in any bona fide offer to lease any First Refusal Space received by Landlord and which Landlord desires to accept, except for any upward adjustment in Base Rent necessary because of a material disparity in the credit worthiness of the third party offeror as compared to Tenant and provided that Tenant’s then-current NIBEI shall be proportionately greater than that set forth in Section 4.17, based upon the number of rentable square feet contained in the First Refusal Space. By way of example, if the First Refusal Space is 7,200 rentable square feet, the Tenant’s then current NIBEI must have increased by 25.12%, or then be $1,251,200, calculated by dividing the rentable area of the First Refusal Space by the original Rentable Area of the Premises. Promptly after Landlord has decided that it desires to accept a bona fide offer from a prospective Tenant to Lease any First Refusal Space, Landlord shall give written notice to Tenant of the full details of the offer, including its base rent, commencement date, size, location and any concessions that Landlord is willing to grant to such third party. All rights granted to Tenant under this Section 9.2 shall be subject to any existing rights of first refusal or offer that Landlord shall have previously granted to other tenants in the Building.

          (b) Acceptance of First Refusal Space. Within three (3) business days after Landlord has delivered to Tenant a notice of the First Refusal Space offer, Tenant may exercise this right of first refusal by delivering its written notice so stating to Landlord. Provided that Tenant is not in default at the time of exercise nor at the time of commencement of the lease of the First Refusal Space, this Lease shall be amended by addition of the First Refusal Space to the Premises on the following terms:

      (i) Base Rent for the First Refusal Space shall be equal to the amount set out in Landlord’s notice of First Refusal Space, adjusted upward for any material disparity in the credit worthiness of the third party offeror as compared to Tenant.

      (ii) The lease term for the First Refusal Space shall commence on the commencement date specified in Landlord’s notice unless another date is agreed to by Landlord and Tenant. The lease term for the First Refusal Space shall end on the expiration or earlier termination of the primary sixty-three

(63) month term of the Lease, not including any renewal or extension options which may be contained in the Lease, which options will thereafter be applicable to the First Refusal Space.

      (iii) The space added to the Lease hereby must be all of and nothing but the First Refusal Space as to which the notice was given.

      (iv) Tenant shall take the First Refusal Space in “as is” condition unless otherwise stated in the notice or unless otherwise mutually agreed between Landlord and Tenant.

      (v) Any expansion, extension or early termination rights provided for under this Lease shall not be included in any lease of First Refusal Space to Tenant unless expressly set forth in the First Refusal Space notice.

      (vi) Except as otherwise provided in the First Refusal Space notice, all other terms shall be as set forth in this Lease.

          (c) If Tenant fails timely to exercise this right of first refusal as to any First Refusal Space, Landlord shall be free to enter into the proposed lease for the First Refusal Space with the third party offeror upon terms not materially more favorable to the third party offeror than those offered to Tenant.

          (d) Within fifteen days of receipt from Landlord, Tenant shall execute and deliver to Landlord such documents as Landlord may reasonably request to evidence any lease of space under this Section 9.2 or any failure of Tenant to exercise its right of first refusal.

     IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Lease as of the day and year first above written.

TENANT:	LANDLORD:
HEALTH GRADES, INC., a Delaware corporation	GR DEVELOPMENT ONE LLC, a Colorado limited liability company

By: ___________________________	By:	GR Construction LLLP, a Colorado limited
liability limited partnership, Its Manager

Name: _________________________	By:	NDG I Management Inc., a Colorado corporation,
Its General Partner
Title: _________________________	By:	_______________________________________ Gregory C. Venn, Its President

STATE OF COLORADO	)
	)	ss.
COUNTY OF ______________________	)

     The foregoing instrument was acknowledged before me this_______day of_____________, 20_____, by_________________________, as_________________________of_________________________.

          Witness my hand and official seal.

My commission expires:          _____________________________

__________________________________
Notary Public

STATE OF COLORADO	)
	)	ss.
COUNTY OF ______________________	)

     The foregoing instrument was acknowledged before me this_____day of__________, 20_____, by Gregory C. Venn, President of NDG I Management Inc., General Partner of GR Construction LLLP, as Manager of GR DEVELOPMENT ONE LLC.

     Witness my hand and official seal.

My commission expires:          _____________________________

__________________________________
Notary Public

EXHIBITS

EXHIBIT A	Base Rent Schedule

EXHIBIT B	Premises Depiction

EXHIBIT B-1	Parking Spaces

EXHIBIT C	Tenant Plans and Specifications

EXHIBIT C-1	Disbursement Terms

EXHIBIT D	Tenant Improvement Standards

EXHIBIT E	Premises Acceptance Letter

EXHIBIT F	Tenant Letter of Credit

EXHIBIT G	Rules and Regulations

EXHIBIT A
BASE RENT SCHEDULE

For Lease Between
GR DEVELOPMENT ONE LLC, “Landlord”
and
HEALTH GRADES, INC., “Tenant”

	Rentable Square	Base Rent
Mo.	Footage (RSF)	per RSF	Annual Base Rent	Monthly Base Rent
1-3	25,657	$0.00	$243,741.50	$0.00

4-12	25,657	$9.50	$243,741.50	$20,311.79

13-24	28,657	$9.74	$279,119.18	$23,259.93

25-36	28,657	$9.98	$285,996.86	$23,833.07

37-48	28,657	$10.23	$293,161.11	$24,430.09

49-60	28,657	$10.49	$300,611.93	$25,051.00

61-63	28,657	$10.75	$308,062.75*	$25,671.90

*	Annual Rent to be prorated for months remaining in Term.

EXHIBIT B
PREMISES / SUITE 100

For Lease Between
GR DEVELOPMENT ONE LLC, “Landlord”
and
HEALTH GRADES, INC., “Tenant”

EXHIBIT B-1
PARKING

For Lease Between
GR DEVELOPMENT ONE LLC, “Landlord”
and
HEALTH GRADES, INC., “Tenant”

(to be inserted)

EXHIBIT C
TENANT IMPROVEMENT PLANS & SPECIFICATIONS

For Lease Between
GR DEVELOPMENT ONE LLC, “Landlord”
and
HEALTH GRADES, INC., “Tenant”

(to be attached)

EXHIBIT C-1
DISBURSEMENT TERMS

For Lease Between
GR DEVELOPMENT ONE LLC, “Landlord”
and
HEALTH GRADES, INC., “Tenant”

Landlord shall disburse the Tenant Improvement Allowance following receipt of properly submitted applications for payment, subject to the maximum amount of the Tenant Finish Allowance, and based on the following:

1. Not later than the 15th day of each month, Tenant shall submit to Landlord’s Representative for approval an application for payment for Tenant Improvements completed as of the end of the prior month, including a schedule of values for all Tenant Improvements completed to date (each, an “Application”).

2. Each Application shall be based on an approved schedule of values incorporated into the Lease or the Exhibits thereto. The schedule of values shall allocate the total costs among the various portions of the Tenant Improvements, shall be prepared in such form and supported by such data to substantiate its accuracy as Landlord’s Representative may reasonably require, and shall be used as a basis for reviewing the Application. Landlord’s Representative shall have the right to inspect the work to confirm that the Application reflects the value of the work actually performed.

3. Subject to the applicable provisions hereof, Landlord’s progress payments shall represent a percentage of the amount set forth in each Application, less a 10% retainage (the “Retainage”). After the Landlord and Tenant have agreed upon an estimate of the total cost, the parties shall divide the total cost estimate by the Rentable Square Footage of the Premises (the “PSF Total Cost”). The parties shall then divide the per square foot Tenant Finish Allowance (“TFA”) provided under the Lease (i.e., $10.00 per square foot) by the PSF Total Cost. The resulting percentage, not to exceed 100% (the “TFA Percentage”), shall be multiplied by the total Application amount to determine the Landlord’s then-current progress payment amount. By way of example, if the PSF Total Cost is $20.00, the TFA Percentage would be 50%. If Tenant were to submit a $1000.00 Application for payment, Landlord would make a progress payment of $450.00, determined as follows: $1000 x (10/20) x .9 = $450, less any applicable Deficiency Notice items.

4. With each Application, Tenant shall present to Landlord: (i) evidence of payment by Tenant to such contractors, subcontractors, materialmen and professional services providers (provided that such evidence shall not be required with Tenant’s first Application), (ii) statutory conditional lien waivers (in form acceptable to Landlord in its reasonable discretion), and (iii) copies of all applicable invoices, purchase agreements, work agreements or other related documentation evidencing the services rendered.

5. A properly documented and completed Application shall be deemed certified and approved for payment within ten (10) days after the Landlord’s Representative receives the Application unless, before that time, Landlord’s Representative prepares and issues a written statement (the “Deficiency Notice”) specifying those items that are not approved and certified for payment by reason of the Application’s failure to comply with the requirements of the construction documents. The Deficiency Notice may be provided in any reasonable manner, including handwritten annotations on a copy of the Application returned to Tenant. In addition to retention as provided in this Exhibit, Landlord may withhold from a payment otherwise due, an amount equal to the direct expenses Landlord reasonably expects to incur on account of the items identified in the Deficiency Notice or any amendment thereto. Landlord will make appropriate adjustments to withholding of Deficiency Notice items after final disposition of the matter, condition, event or claim that resulted in such withholding. If sums were withheld in connection with a prior Application, and the reasons for such withholding have been corrected, the amount so withheld may be included as part of the current Application. Landlord shall have the right to amend any previously provided Deficiency Notice, in whole or in part, based on mistake, newly discovered information, or other grounds permitted by law, and such amendment shall apply to any Application under consideration at the time of such amendment. Any Deficiency Notice shall be deemed issued when deposited with the U.S. Postal Service addressed to Tenant, faxed to Tenant (with electronic confirmation of receipt), or personally delivered to Tenant.

6. Within ten (10) days after submission of each Application, the approved and certified amount thereof shall be paid, less retention, provided the Application complies with all requirements for Landlord’s approval, this Exhibit, the construction contract and the construction documents. In Landlord’s discretion, progress payments may be made by joint checks payable to Tenant and Tenant’s Architect, Tenant’s Contractor or other party. Joint checks shall be binding on all payees upon receipt by any payee. Landlord’s issuance of joint checks shall not obligate Landlord in any manner under the construction contract or other construction documents, nor shall it be construed as obligation Landlord to disburse any funds in excess of the Tenant Improvement Allowance.

7. Payment shall only be requested and made for completed design work or work in place, and not for uninstalled materials on site. Notwithstanding the foregoing, Tenant may request payment for uninstalled materials on site if: (i) Tenant certifies in its Application that such materials shall be used in completing the work; and (ii) any request for such materials shall not exceed $1,000 in any one Application and $5000 in the aggregate for all Applications.

8. Upon receipt of written notice that the Tenant Improvements are complete, ready for inspection and acceptance, Landlord, Tenant, Tenant’s Architect and Tenant’s Contractor shall promptly make such inspection (the “Inspection”). Provided that the Tenant Improvements are found to be in compliance with the construction documents and the final, approved Tenant Improvement Plans and Specifications, subject only to any applicable withholding as provided for by this Exhibit and punch list items, final payment, less the Retainage, shall be made within seven (7) days of Tenant’s presentation to Landlord of an Application for final payment accompanied by all of the following:

     (a) A certification from Tenant’s Architect that the Tenant Improvements are substantially complete, excepting only the completion of noted punch list items.

     (b) A copy of the executed final inspection and approval (and a Certificate of Occupancy or Temporary Certificate of Occupancy, if required) from the governmental entity having authority over the construction of the Tenant Improvements.

     (c) A full set of operating and maintenance manuals for the Tenant Improvements.

     (d) A full, accurate set of as-built drawings prepared and certified as correct by Tenant’s Architect, including a copy of such documents in electronic format.

     (e) Fully executed final conditional lien waivers and releases from all contractors, subcontractors, and suppliers.

     (f) A written warranty from Tenant’s Contractor as provided below, and an assignment of all manufacturers’ warranties, if applicable.

9. Tenant shall cause Tenant’s Contractor to perform all work set forth in the punch list prior to Landlord’s final disbursement of the Tenant Improvement Allowance. Landlord shall make final disbursement promptly after Landlord inspects and approves the completion of the punch list items and receives the fully-executed, final, unconditional lien waivers from all contractors, subcontractors and suppliers as set forth below.

10. Each Application for progress payments shall be accompanied by conditional waivers and releases on progress payment, for all work furnished through the cutoff date for the current Application for progress payment, from Tenant’s Contractor, Tenant’s Architect and from all subcontractors and other lower tier persons and entities that have furnished work (“Lower Tier Claimants”), together with unconditional waivers and releases from all Lower Tier Claimants through the cutoff date for the most recent progress payment made by Landlord. The Application for final payment shall be made following completion of all punch list items, accompanied by a conditional waiver and release on final payment from Tenant’s Contractor, Tenant’s Architect and all Lower Tier Claimants. When Landlord is prepared to make final payment, subject only to unconditional waivers and releases, it shall so notify Tenant in writing. Tenant shall then replace the conditional waivers and releases from Tenant’s Contractor, Tenant’s Architect and the Lower Tier Claimants with unconditional waivers and releases on final payment and the final payment (including the Retainage) shall be made in exchange for such unconditional waivers and releases. The waivers and releases on progress payments and on final payment shall be sufficient to release the Property and Landlord from liens and all other claims arising from the work, in form and substance reasonably acceptable to Landlord. The only “condition” contained in the conditional waivers referenced in this Exhibit shall be Landlord’s payment of the amounts due to such Tenant’s Contractor, Tenant’s Architect and from all Lower Tier Claimants, as the case may be.

11. Tenant agrees to indemnify, defend and hold harmless Landlord for, from and against all expenses, including attorneys’ fees, that Landlord incurs as a result of any lien or stop notice arising from the work and not resulting from any breach of this Exhibit by Landlord. Tenant further agrees to furnish and record, at no cost to Landlord, all statutory and other bonds necessary to release and discharge the Property from any such lien and to result in the release of funds withheld by Contractor, Landlord or any lender in response to any such stop notice. If Tenant fails to furnish and record such bond within ten (10) days of request by Landlord, Landlord may furnish and record such bond and Tenant shall reimburse Landlord for all resulting expenses incurred by Landlord including, but not limited to, bond premiums, recording charges and attorneys’ fees and disbursements.

12. Upon completion of construction of the Tenant Improvements, Tenant’s Contractor shall warrant in writing to Tenant and Landlord that, for a period of one year after substantial completion, all Tenant Improvements shall be free from defects in material or workmanship. Tenant shall be responsible for causing the satisfactory repair and/or replacement of any portion of the Tenant Improvements that are or become defective during such one-year period. This warranty shall be in addition to any other warranty that may be available to Landlord or Tenant from manufacturers or otherwise.
Tenant Improvement Allowance Draw Request

EXHIBIT D
TENANT IMPROVEMENT STANDARDS

For Lease Between
GR DEVELOPMENT ONE LLC, “Landlord”
and
HEALTH GRADES, INC., “Tenant”

GOLDEN RIDGE OFFICE PARK 1 STORY BUILDINGS I & II

Tenants within the Building must adhere to the following Tenant Improvement Standards unless specifically agreed to otherwise by Landlord. Any variances are subject to term of lease.

Wall Construction and Finish

1.	Demising walls shall be constructed of 20-gauge 3-5/8” metal studs at 16“ O.C. with two layers 5/8” gypsum board on each side to the underside of structure with R-11 sound insulation batts This wall shall also incorporate: a “slip-head detail at the top of wall construction, fire caulk at the joint between the top track and structure, joints taped and sanded ready for paint, and built to a two hour fire rated construction. Depending on municipality use appropriate fire rated wall construction.

2.	Interior walls shall be constructed of 25-gauge 3-5/8” metal studs at 24” O.C. with 5/8” gypsum board to the underside of ceiling grid only, lateral braces to structure, and R-11 sound insulation batts. The walls of restrooms and utility closets shall: extend full height to structure (with “slip head” design), extend gypsum board a minimum of 2” above ceiling height in restrooms, include vertical R-11 sound insulation batts behind drywall, and horizontally placed R-11 sound insulation batts above restroom area ceilings. All gypsum board on restroom or janitor room side of wall shall be 5/8” water-resistant board.

3.	Perimeter walls shall be constructed of wall furring channels (or metal studs) at 24” O.C. with 5/8” gypsum board and R-11 insulation batts to 2” above finished ceiling, and R-11 plenum rated insulation from above finished ceiling to underside of deck.

4.	Windowsill stools are constructed of break metal materials 25 gauge Berridge steel in “champagne” color with caulk or silicone manufactured by Dow Corning #1199 light bronze. Shape of sill per base building standard.

5.	Low walls or “half-height” walls shall be constructed of 25-gauge 3-5/8” metal studs at 16” O.C. with 5/8” gypsum board. Provide steel supports bolted to concrete floor and stained hardwood cap to match the Landlord’s standard door and wood color. (see “Doors, Frames & Hardware” below)

6.	The wall finish and paint standard for all areas is: taped and sanded smooth to level 3 and level 4 at accent walls ready for finish of one coat primer and two coats medium grade, latex paint (satin minimum). Metal frames to be semi-gloss enamel painted in spray method only.

7.	The layout of interior walls that intersect with exterior windows shall occur at the vertical mullion only with champagne anodized aluminum color to match window system.

8.	Lobby area finishes, operable walls, and other unique space finish requirements require review and approval of Landlord, and are specifically subject to term of lease or tenant allowance adjustment.

9.	Columns to be furred out with 2 1/2” metal studs and 5/8” gypsum board on all sides.

Ceilings

1.	Ceilings shall be continuous suspended grid systems, with exceptions only at the restrooms, janitor closets and utility closets. The grid system consists of 15/16” wide exposed face with roll-formed pre-finished steel cap, white only, manufacturer and model Armstrong, Prelude XL. All restroom ceilings to be constructed of 5/8” waster resistant gypsum board over 3 5/8”, 20-gauge metal at 24” O.C. All janitor room and utility closet ceilings can be constructed of 5/8” water-resistant gypsum board over.

2.	The ceiling tile shall be acoustical tiles of 2’ x 4’ x 5/8”, fissured design, manufacturer Armstrong Cortega Second Look, white with Donn DX grid and M7 wall angle. Landlord acknowledges that a majority of the ceiling of the Premises may remain open, but where tiled, the requirements set forth herein shall apply.

3.	The ceiling height shall be 10’-0” off of finished floor to the bottom edge of the ceiling tile track. Any variances shall be subject to Landlord approval.

Doors, Frames, and Hardware

1.	Exterior entry doors and frames shall be a champagne aluminum storefront system Kawneer 451 C.G. with #18 champagne anodized finish and Sikaflex 15LM “Sandalwood” caulk. Doors are medium style type with standard bottom rail and height. Door lites are 1” Solex green tempered and glass is 1” Solex green.

2.	Interior doors and frames shall be 3’ x 8’ x 1-3/4” solid core, rotary cut, natural birch veneer with honey stain, manufacturer and model number to match Weyerhauser #26-95, and hollow metal frames, welded.

3.	Exterior door hardware for pulls, panics, locksets, closers and wall stops.

4.	Interior door hardware shall comply with office group medium grade commercial standards (7 line), and include: lever action passage sets by Sargent, with a brushed aluminum finish, 2 pair of butt type hinges, wall stops, and meeting ADA requirements.

5.	New windows for tenants are only by approval by Landlord. Should approval be given, windows shall be by Architectural Glass Products, frame colors is #18 champagne anodized, with head receptor and sill flashing as one piece of extrusion. Glazing is 1” green solex IG. Caulk to be Sikaflex 15LM “Sandalwood”.

Flooring and Miscellaneous

The following minimum standards shall apply. Landlord must approve all choices. Tenant understands that by customizing colors, reimbursable interior design fees will be incurred.

Interior Finishes

1. Restrooms must include ceramic floor tile, ceramic wall tile at wet walls, toilet partitions, and plastic laminate over marine grade plywood countertops.

2. Floor preparation required for the installation of coverings is Tenant’s responsibility.
3. Surface mounted entry mats to be supplied by tenant.
4. All hollow metal frames and sidelites painted by spray method only. No brush strokes.
5. All finish selections are subject to review and approval of Landlord. Tenant understands that by customizing interior finishes, reimbursable interior design fees will be incurred.
a. Carpet, level loop 28 oz. minimum, direct glue
b. Carpet, solid color cut pile, accent 28 oz. minimum, direct glue
c. Vinyl composition tile Mannington, Armstrong, Tarkett or equal
d. 4” rubber or rubber/vinyl base Roppe, Burke, Johnsonite or equal.
e. Ceramic floor tile for restrooms, grout to match Dal Tile or equal
f. Ceramic wall tile for restroom wet walls, grout to match Dal Tile or equal
g. At areas where concrete slab on grade does not meet perimeter wall, break metal to match window will may be places.
h. Cabinetry Formica, Nevamar, Wilsonart, Pionite or equal over marine grade plywood
i. Open shelving white melamine
j. Wall paint ICI, Benjamin Moore, Sherwin Williams or equal, satin finish
k. Doorframe paint same as above, semi-gloss finish. Frames to be painted by spray method. No brush strokes.
l. Toilet partitions for restrooms Knickerbocker or Metpar baked enamel or equal

Window Coverings

1.	Window coverings at exterior windows shall be Levelor Monaco horizontal 1” aluminum mini-blinds in color #968 — Ash Bronze.

Signage

1.	All signage is subject to review and approval of Landlord.

Mechanical

1.	All new HVAC equipment shall be compatible with the Core & shell system; Manufacturer and model number Carrier single packaged RTUs and VVTs.

2.	Gas-fired, packaged rooftop units sized for office type usage and density. HVAC systems designed to provide 75-degree summer and 72-degree winter as a standard, and per code.

3.	Medium pressure supply air ductwork system manufactured to reduce air leakage through the control workmanship and air duct sealers at joins and seams of ducting. Horizontal low pressure distribution ductwork to grills, registers, and diffusers. Insulation will meet the criteria required by local building and energy conservation codes on HVAC piping and ducting systems, as well as SMACNA design and construction standards. Provide required access doors and appurtenances to effectively test, adjust, and balance the air system, in accordance with SMACNA standards. Provide fire safing, sound attenuation, and fire and/or smoke dampers to result in a complete system. Optimization systems should include air economizers with power exhaust sections. Supplemental heating and/or cooling systems to be of similar quality to building standard. HVAC equipment and devices are subject to Landlord review and approval. Provide phase monitors on motors.

4.	Temperature control system is electronic, program type thermostats. Toilet exhaust system controlled by time clock.

5.	Connection of RTUs beyond base building minimal connections is by Tenant Finish work. A nominal number of units operating and controlled to provide minimum heating and cooling to space.

6.	Multi-Tenant Spec. area to be served by the existing core & shell gas meter.

7.	Remaining core & shell gas piping to RTU’s shall be separated from Tenant’s mechanical systems unless otherwise directed by Landlord.

Plumbing and Fire Protection

1.	All new plumbing systems and equipment shall be compatible with the Core & shell systems.

2.	Plumbing systems to comply with the UBC code for the building and local building codes. Fixtures and equipment to also comply with ADA requirements for number and type of water closets, urinals, lavatories, and electric water coolers. 10-gallon point of use water heaters is acceptable. The main hot and cold water trunk lines shall be insulated. Branch run outs to fixtures do not require insulation. Quality level of fixtures and equipment to meet commercial grade standards. All toilet fixtures shall be floor mounted with manual flush vacuum assist flush, wall mounted urinals to have flush valve. Provide one janitor closet with floor sink per floor level and Tenant space. Plumbing fixtures and equipment are subject to Landlord review and approval.

3.	Toilet Accessories for all restrooms to include with the following specs: Grab bars, Tissue dispenser, Feminine dispenser, Feminine disposal, Combo towel/disposal and Toilet and urinal screen partition.

4.	Sprinkler system design and components to conform with code and final testing of any modifications to system witnessed by Landlord. Heads to be semi-recessed, white, manufacturer and model number Viking Microfast HP model M or submitted equal, and centered in ceiling tiles.

5.	All new fire protection systems and equipment shall be compatible with the Core & shell systems.

6.	Fire extinguishers cabinets to match base building standard.

Electrical and Telecom

1.	All new electrical systems and equipment shall be compatible with the Core & shell systems.

2.	Separate electrical sub meter required per tenant and housed in utility closet located adjacent to multi-tenant restroom core.

3.	Tenant electrical connections shall consist of 480Y/277 volt panels, and step-down transformers necessary for lighting, power, and other tenant needs. Building standard light fixtures are 2’ x 4’ lay-in type, 3 lamp T-8 ballast, deep cell, parabolic and fluorescent can fixtures. Exit light installations per building code. Emergency lighting shall be per building code. Lighting fixtures and devices are subject to Landlord review and approval. Any variances subject to term of lease or tenant allowance adjustment.

4.	Outlet locations to be a nominal 18” above floor with circuit designation on each device. Panels and devices to be labeled with locations. Light switch locations to be at 48” above floor with each room and area separately switched. Light switches shall be no more than 8 inches from the outer edge of the doorframe.

5.	All switches and outlet plates shall be white.

6.	Fire alarm system and smoke detector components to comply with local and national codes, as well as ADA. Strobe material to be red and match the core and shell. Fire alarm duct detection may be required. Sharing of fire alarm panels between tenants is not permitted.

7.	All new telecom systems and equipment shall be compatible with the Core & shell systems.

8.	Telecom and data cabling to be plenum rated, supported from building structure, and located above the bottom of the bar joists. No cabling shall be laid across ceiling suspension system. Telecom and data equipment to be located within Tenant’s space. No space is available for this equipment in the telecom provider closet.

9.	All boxes for cabling shall be white.

10.	Tenant shall provide all necessary conduit for its telecom cabling from the Landlord’s core and shell telecom room to the Tenant’s phone backboard.

General

1.	Space plans are subject to approval of Landlord.

2.	Cutting and patching of building components is the responsibility of Tenant. Prior written approval by Landlord is required to modify any component of the roof, exterior doors and windows, structural systems (footing, foundation, steel columns, steel frame and joists, load bearing wall panels, stairs, roof supports), and site improvements. Submit design, approved by a Colorado PE, for structural system revisions. Provide testing of systems as required by code (fire, electric, water, etc.).

3.	Tenant finish work within Landlord’s building to occur after approval by Landlord of Tenant’s plans for construction. Landlord shall use reasonable efforts to approve (or provide its reasons for rejection) of plans within five (5) business days following receipt thereof. These plans for construction include the mobilization plan, demolition and debris removal plan/program, hoisting plan, utility disruption schedule, quality control program, safety program, site-supervision program, temporary utility program, and daily clean-up program. Tenant to also provide a copy of approved permits, fees and taxes paid in connection with tenant finish work, prior to start of work on Premises.

4.	Tenant to submit Certificate of Insurance to Landlord prior to any activity by Tenant and/or Tenant’s subcontractors, suppliers, and vendors on Landlord’s property and/or Premises under Section 4.5 of the Lease.. This also includes Tenant’s consultants and suppliers for telecom and data needs, furniture systems, moving companies, etc.

Nothing in this Exhibit shall be deemed to amend the Lease or to impose any obligations on Landlord to tender the Premises other than in their “as-is, where-is” condition.

End.

EXHIBIT E
PREMISES ACCEPTANCE LETTER

For Lease Between
GR DEVELOPMENT ONE LLC, “Landlord”
and
HEALTH GRADES, INC., “Tenant”

____________, 2005

GOLDEN RIDGE TWO LLC
Attn: Greg C. Venn
1621 18th Street, Suite 250
Denver, Colorado 80202

Re.	Building Lease (the “Lease”) dated ____________, 2004 between
GR DEVELOPMENT ONE LLC (“Landlord”) and HEALTH GRADES, Inc., (“Tenant”) for approximately
28,657 Rentable Square Feet at 500 Golden Ridge Road, Suite 100, Golden, Colorado 80401.

The undersigned, as Tenant, hereby confirms as of this ___day of _________2005, the following:

1.	Tenant accepted the possession of the Premises in their “as-is, where-is” condition on ____________, 2005 (the “Possession Date”) and is currently occupying same.

2.	The Commencement Date and Expiration Date, as each is defined in “the Lease,” are as follows:

Commencement Date:	_____________________, 2005

Rent Commencement Date:	_____________________, 2005

Expiration Date:	_____________________, 2011

3.	Provided Tenant is not at any time in default, the obligation to pay Base Rent will commence 90 days from the Commencement Date. The obligation to commence the payment of Additional Rent will commence on ____________, 2005.

4.	Landlord was not required to construct any alterations or improvements.

5.	As of this date hereof, Landlord has fulfilled all of its obligations under the Lease.

6.	The Rentable Area of the Premises is deemed to be 25,657 square feet for months 1-12, and 28,657 square feet for months 13-63.

7.	The Annualized Base Rent equals Two Hundred Forty-Three Thousand Seven Hundred Forty-One Dollars and Fifty Cents ($243,741.50) for the initial 12 months. The Base Rent shall increase on each anniversary of the Commencement Date by 2.5%.

8.	The Lease is in full force and effect and has not been modified, altered, or amended, except pursuant to any instruments described above.

9.	There are no offsets or credits against Base Rent or Additional Rent.

10.	Tenant has no notice of any prior assignment, hypothecation, or pledge of the Lease or any rents due under the Lease.

11.	Notwithstanding that the Commencement Date is __________, 2005, Tenant shall be subject to all other terms and conditions of the Lease effective as of the Early Access Date, including but not limited to providing evidence of insurance.

ACKNOWLEDGED AND ACCEPTED THIS ______DAY OF __________, 2005.

TENANT	LANDLORD

HEALTH GRADES, INC., a Delaware	GOLDEN RIDGE ONE LLC, a Colorado limited
corporation	liability company
By: _________________________________	By: GR Construction One LLLP, a Colorado limited liability company

By: NDG I Management Inc., a Colorado
Name: ____________________________	corporation, general partner

Title: ____________________________	By: _________________________________ Gregory C. Venn, President

EXHIBIT F
SECURITY DEPOSIT

For Lease Between
GR DEVELOPMENT ONE LLC, “Landlord”
and
HEALTH GRADES, INC., “Tenant”

(Letter of Credit Attached)

THIS DRAFT IS FOR DISCUSSION PURPOSES ONLY.
IT WILL BECOME AN INTEGRAL PART OF AND MUST BE ATTACHED TO
SILICON VALLEY BANK APPLICATION FOR STANDBY LETTER OF CREDIT WHEN APPROVED FOR ISSUANCE BY
APPLICANT: HEALTH GRADES, INC.

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF _________

DATED: ____________ ___, 2004

BENEFICIARY:
GR DEVELOPMENT ONE LLC
C/O NDGI MANAGEMENT, INC.
1621 18TH STREET, SUITE 250
DENVER, COLORADO 80202

ATTENTION: GREG C. VENN, PRESIDENT

AS “LANDLORD”

APPLICANT:
HEALTH GRADES, INC.
41 UNION BOULEVARD, SUITE 600
LAKEWOOD, COLORADO 80228

AS “TENANT”

AMOUNT:	US$500,000.00 (FIVE HUNDRED THOUSAND AND NO/100 U.S. DOLLARS)

EXPIRATION DATE:	FEBRUARY 15, 2006

LOCATION:	SANTA CLARA, CALIFORNIA

LADIES AND GENTLEMEN:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF___IN YOUR FAVOR. THIS LETTER OF CREDIT IS AVAILABLE BY SIGHT PAYMENT WITH OURSELVES ONLY AGAINST PRESENTATION AT THIS OFFICE OF THE FOLLOWING DOCUMENTS:

1.	THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENT (S), IF ANY.

2.	YOUR SIGHT DRAFT DRAWN ON US IN THE FORM ATTACHED HERETO AS EXHIBIT “A”.

3.	A DATED CERTIFICATION PURPORTEDLY SIGNED BY AN AUTHORIZED OFFICER OR REPRESENTATIVE OF THE BENEFICIARY, FOLLOWED BY HIS/HER PRINTED NAME AND DESIGNATED TITLE, STATING EITHER OF THE FOLLOWING:

(A.)	“AN EVENT OF DEFAULT (AS DEFINED IN THE LEASE) HAS OCCURRED BY HEALTH GRADES, INC. AS TENANT UNDER THAT CERTAIN LEASE AGREEMENT BY AND BETWEEN TENANT, AND BENEFICIARY, AS LANDLORD. FURTHERMORE THIS IS TO CERTIFY THAT: (I) LANDLORD HAS GIVEN WRITTEN NOTICE TO TENANT TO CURE THE DEFAULT AND SUCH DEFAULT HAS NOT BEEN CURED UP TO THIS DATE OF DRAWING UNDER THIS LETTER OF CREDIT

DRAFT LANGUAGE APPROVED FOR ISSUANCE BY: HEALTH GRADES, INC.

______________________________	__________________
CLIENT’S SIGNATURE(S)	DATE

THIS DRAFT IS FOR DISCUSSION PURPOSES ONLY.
IT WILL BECOME AN INTEGRAL PART OF AND MUST BE ATTACHED TO
SILICON VALLEY BANK APPLICATION FOR STANDBY LETTER OF CREDIT WHEN APPROVED FOR ISSUANCE BY
APPLICANT: HEALTH GRADES, INC.

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF___

DATED: _________ ____, 2004

AND ALL APPLICABLE CURE PERIOD (IF ANY) HAS EXPIRED; AND (II) THE TERMS AND CONDITIONS OF THE LEASE AUTHORIZE LANDLORD TO NOW DRAW DOWN ON THE LETTER OF CREDIT.”

OR

(B)	“AT LEAST THIRTY (30) DAYS PRIOR TO THE EXPIRATION DATE OF THIS LETTER OF CREDIT BENEFICIARY RECEIVED NOTICE THAT THE EXISTING LETTER OF CREDIT WILL NOT BE EXTENDED.”

THE LEASE AGREEMENT MENTIONED ABOVE IS FOR IDENTIFICATION PURPOSES ONLY AND IS NOT INTENDED THAT SAID LEASE AGREEMENT BE INCORPORATED HEREIN OR FORM PART OF THIS LETTER OF CREDIT.

PARTIAL DRAWINGS ARE ALLOWED,

THIS LETTER OF CREDIT MUST ACCOMPANY ANY DRAWINGS HEREUNDER FOR ENDORSEMENT OF THE DRAWING AMOUNT AND WILL BE RETURNED TO THE BENEFICIARY UNLESS IT IS FULLY UTILIZED.

THE AMOUNT OF THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY DECREASED WITHOUT AMENDMENT(S) TO THE NEW AGGREGATE AMOUNT(S) ON THE EFFECTIVE DATES BELOW, PROVIDED THAT THE AVAILABLE AMOUNT EXCEEDS THE AGGREGATE AMOUNT(S) LISTED BELOW AND ISSUING BANK HAS NOT RECEIVED WRITTEN NOTICE FROM AN AUTHORIZED REPRESENTATIVE OF THE BENEFICIARY BY OVERNIGHT COURIER AT LEAST TEN (10) BUSINESS DAYS PRIOR TO ANY SCHEDULED REDUCTION DATE, ADVISING ISSUING BANK THAT APPLICANT IS IN DEFAULT AND ANY SCHEDULED DECREASE IN THE AGGREGATE AVAILABLE AMOUNT SHOULD NOT BE EFFECTED:

EFFECTIVE DATE(S)	NEW AGGREGATE AMOUNT(S)
FEBRUARY 15, 2007	US$335,000.00
FEBRUARY 15, 2008	US$170,000.00
FEBRUARY 15, 2009	US$45,000.00

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST THIRTY (30) DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE NOTIFY YOU BY REGISTERED MAIL/OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE CURRENT EXPIRATION DATE. BUT IN ANY EVENT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND MAY 31, 2010, WHICH SHALL BE THE FINAL EXPIRATION DATE OF THIS LETTER OF CREDIT.

THE DATE THIS LETTER OF CREDIT EXPIRES IN ACCORDANCE WITH THE ABOVE PROVISION IS THE “FINAL EXPIRATION DATE” UPON THE OCCURRENCE OF THE FINAL EXPIRATION DATE THIS LETTER OF CREDIT SHALL FULLY AND FINALLY EXPIRE AND NO

DRAFT LANGUAGE APPROVED FOR ISSUANCE BY: HEALTH GRADES, INC.

_______________________________________	______________________
CLIENT’S SIGNATURE(S)	DATE

THIS DRAFT IS FOR DISCUSSION PURPOSES ONLY.
IT WILL BECOME AN INTEGRAL PART OF AND MUST BE ATTACHED TO
SILICON VALLEY BANK APPLICATION FOR STANDBY LETTER OF CREDIT WHEN APPROVED FOR ISSUANCE BY
APPLICANT: HEALTH GRADES, INC.

IRREVOCABLE STAND BY LETTER OF CREDIT NO. SVBSF___

DATED: ___________ ____, 2004

PRESENTATIONS MADE UNDER THIS LETTER OF CREDIT AFTER SUCH DATE WILL BE HONORED.

THIS LETTER OF CREDIT MAY ONLY BE TRANSFERRED IN ITS ENTIRETY BY THE ISSUING BANK UPON OUR RECEIPT OF THE ATTACHED EXHIBIT “B” DULY COMPLETED AND EXECUTED BY THE BENEFICIARY AND ACCOMPANIED BY THE ORIGINAL LETTER OF CREDIT AND ALL AMENDMENT(S), IF ANY, TOGETHER WITH THE PAYMENT OF OUR TRANSFER FEE OF 1/4 OF 1% OF THE TRANSFER AMOUNT (MINIMUM US$250.00).

DRAFT(S) AND DOCUMENTS MUST INDICATE THE NUMBER AND DATE OF THIS LETTER OF CREDIT.

DOCUMENTS MUST BE DELIVERED TO US DURING REGULAR BUSINESS HOURS ON A BUSINESS DAY OR FORWARDED TO US BY OVERNIGHT DELIVERY SERVICE TO: SILICON VALLEY BANK, 3003 TASMAN DRIVE, 2ND FLOOR, MAIL SORT HF210, SANTA CLARA, CALIFORNIA 95054, ATTENTION: INTERNATIONAL DIVISION — STANDBY LETTER OF CREDIT NEGOTIATION DEPARTMENT (THE “BANK’S OFFICE”).

AS USED HEREIN, THE TERM “BUSINESS DAY MEANS A DAY ON WHICH WE ARE OPEN AT OUR ABOVE ADDRESS IN SANTA CLARA, CALIFORNIA TO CONDUCT OUR LETTER OF CREDIT BUSINESS. NOTWITHSTANDING ANY PROVISION TO THE CONTRARY IN THE UCP (AS HEREINAFTER DEFINED), IF THE EXPIRATION DATE OR THE FINAL EXPIRATION DATE IS NOT A BUSINESS DAY THEN SUCH DATE SHALL BE AUTOMATICALLY EXTENDED TO THE NEXT SUCCEEDING DATE WHICH IS A BUSINESS DAY.

WE HEREBY ENGAGE WITH YOU THAT DRAFT(S) DRAWN AND/OR DOCUMENTS PRESENTED UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED UPON PRESENTATION TO SILICON VALLEY BANK, IF PRESENTED ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT.

THIS LETTER OF CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500 (THE “UCP”).

SILLICON VALLEY BANK.

________________________	________________________
AUTHORIZED SIGNATURE	AUTHORIZED SIGNATURE

DRAFT LANGUAGE APPROVED FOR ISSUANCE BY: HEALTH GRADES, INC.

________________________________	___________________
CLIENT’S SIGNATURE(S)	DATE

THIS DRAFT IS FOR DISCUSSION PURPOSES ONLY.
IT WILL BECOME AN INTEGRAL PART OF AND MUST BE ATTACHED TO
SILICON VALLEY BANK APPLICATION FOR STAND BY LETTER OF CREDIT WHEN APPROVED FOR ISSUANCE BY
APPLICANT: HEALTH GRADES, INC.

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF___

DATED: ________ ___, 2004

EXHIBIT “A”

SIGHT DRAFT/BILL OF EXCHANGE

DATE: ________________	REF. NO. ________________

AT SIGHT OF THIS BILL OF EXCHANGE

PAY TO THE ORDER OF ___________________________________________________ US$ _____________________________
US DOLLARS_______________________________________________________________________________________________

“DRAWN UNDER SILICON VALLEY BANK, SANT CLARA, CALIFORNIA, IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER NO. SVBSF _____________ DATED ____________ ____, 2004”

TO:	SILICON VALLEY BANK
	3003 TASMAN DRIVE SANTA CLARA, CA 95054	_________________________________ (INSERT NAME OF BENEFICIARY)

_________________________________ Authorized Signature

GUIDELINES TO PREPARE THE SIGHT DRAFT OR BILL OF EXCHANGE:

1.	DATE: INSERT ISSUANCE DATE OF DRAFT OR BILL OF EXCHANGE,

2.	REF. NO. INSERT YOUR REFERENCE NUMBER IF ANY,

3.	PAY TO THE ORDER OF: INSERT NAME OF BENEFICIARY,

4.	US$ INSERT AMOUNT OF DRAWING IN NUMBER ALS/FIGURES,

5.	USDOLLARS INSERT AMOUNT OF DRAWING IN WORDS,

6.	LETTER OF CREDIT NUMBER INSERT THE LAST DIGITS OF OUR STANDBY L/C NUMBER THAT PERTAINS TO THE DRAWING,

7.	DATED INSERT THE ISSUANCE DATE OF OUR STANDBY L/C.

NOTE:	BENEFICIARY SHOULD ENDORSE THE BACK OF THE SIGHT DRAFT OR BILL OF EXCHANGE AS YOU WOULD A CHECK.

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SIGHT DRAFT OR BILL OF EXCHANGE, PLEASE CALL OUR L/C PAYMENT SECTION AND ASK FOR: ALICE DALUZ AT (408) 654-7120 OR EFRAIN TUVILLA AT (408) 654-6349.

DRAFT LANGUAGE APPROVED FOR ISSUANCE BY: HEALTH GRADES, INC.

_______________________________	______________
CLIENT’S SIGNATURE(S)	DATE

THIS DRAFT IS FOR DISCUSSION PURPOSES ONLY.
IT WILL BECOME AN INTEGRAL PART OF AND MUST BE ATTACHED TO
SILICON VALLEY BANK APPLICATION FOR STAND BY LETTER OF CREDIT WHEN APPROVED FOR ISSUANCE BY
APPLICANT: HEALTH GRADES, INC.

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF___

DATED: __________ ____, 2004

EXHIBIT “B”

DATE: _________________

TO:	SILICON VALLEY BANK
3003 TASMAN DRIVE
SANTA CLARA, CA 95054

ATTENTION: INTERNATIONAL DIVISION

RE:	SILICON VALLEY BANK, SANTA CLARA, CALIFORNIA
IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF___
DATED ___________ ____, 2004 AMOUNT US$_________.

GENTLEMEN:

FOR VALUE RECEIVED , THE UNDERSIGNED BRING A DULY AUTHORIZED REPRESENTATIVE OR OFFICER OF THE BENEFICIARY (“BENEFICIARY”) HEREBY IRREVOCABLY TRANSFERS TO:

_____________________________________________________
(NAME OF TRANSFEREE)

_____________________________________________________
(ADDRESS)

(“TRANSFEREE”) ALL RIGHTS OF THE BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THE TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASE OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECTLY TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

DRAFT LANGUAGE APPROVED FOR ISSUANCE BY: HEALTH GRADES, INC.

_____________________________	_____________
CLIENT’S SIGNATURE(S)	DATE

THIS DRAFT IS FOR DISCUSSION PURPOSES ONLY.
IT WILL BECOME AN INTEGRAL PART OF AND MUST BE ATTACHED TO
SILICON VALLEY BANK APPLICATION FOR STAND BY LETTER OF CREDIT WHEN APPROVED FOR ISSUANCE BY
APPLICANT: HEALTH GRADES, INC.

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF___

DATED: __________ ____, 2004

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER OF THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

SINCERELY,
[INSERT NAME OF TRANSFERER OR BENEFICIARY]

_____________________________
(AUTHORIZED SIGNATURE)

_____________________________
(PRINTED NAME AND TITLE)

SIGNATURE AUTHENTICATION:1
THE ABOVE SIGNATURE AND TITLE
CONFORMS WITH THAT ON FILE WITH US.

______________________________________________
(NAME OF BANK OF TRANFEROR OR BENEFICIARY)

_____________________________
(AUTHORIZED SIGNATURE)

_____________________________
(PRINTED NAME AND TITLE)

1 BY AFFIXING HIS/HER SIGNATURE, HE OR SHE IS CERTIFYING THAT THE BANK ON WHOSE BEHALF HE OR SHE IS SIGNING IS REGULATED EITHER BY THE FED, THE OCC, OR THE FDIC, AND THAT THE BANK HAS IMPLEMENTED AML (ANTI-MONEY LAUNDERING) PROCEDURES IN ACCORDANCE WITH THE BANK SECRECY ACT, AND THAT THE TRANSFEROR NAMED ABOVE HAS BEEN APPROVED UNDER HIS/HER BANK’S OWN CIP (CUSTOMER INFORMATION PROGRAM). NOTE: VERIFICATION OF TRANSFEROR’S SIGNATURE(S) BY A NOTARY PUBLIC IS NOT ACCEPTABLE.

DRAFT LANGUAGE APPROVED FOR ISSUANCE BY: HEALTH GRADES, INC.

________________________________	__________________
CLIENT’S SIGNATURE(S)	DATE

EXHIBIT G
RULES AND REGULATIONS

For Lease Between
GR DEVELOPMENT ONE LLC, “Landlord”
and
HEALTH GRADES, INC., “Tenant”

As of September 2004

These rules and regulations have been adopted for the purpose of insuring order and safety in the building, of maintaining the rights of Tenant, and of the Landlord.

1.	Security. Landlord may from time to time adopt systems and procedures for the security or safety of the Building, any persons occupying, using or entering the same, or any equipment, furnishings or contents thereof, and Tenant shall comply with Landlord’s reasonable requirements relating thereto.

2.	Locks. Landlord may from time to time install and change locking mechanisms on entrances to the Building and the Premises and (unless 24-hour security is provided for the Building) shall provide to Tenant a reasonable number of keys and replacements therefore to meet the bona fide requirements of Tenant. In these rules, “keys” include any device serving the same purpose. Tenant shall not add to or change existing locking mechanisms on any door in or to the Premises without Landlord’s prior written consent, nor duplicate any keys provided for access to the Building or the Premises. If, without Landlord’s consent, Tenant installs lock(s) incompatible with the Building master locking system:

a.	Landlord, without abatement of Rent, shall be relieved of any obligation under the Lease to provide any service to the affected areas, which requires access thereto.

b.	Tenant shall indemnify Landlord against any expense as a result of forced entry thereto, which may be required in an emergency.

c.	Tenant shall at the end of the Term and at Landlord’s request remove such lock(s) at Tenant’s expense.

3.	Return of Keys. At the end of the Term, Tenant shall promptly return to Landlord all keys for the Building and Premises, which are in the possession of Tenant.

4.	Window Coverings. Tenant shall observe Landlord’s rules with respect to maintaining uniform blinds on all windows in the Premises so that the Building represents a uniform exterior appearance, and shall not install deflective film, window shades, screens, drapes, covers or other materials on or at any window in the Premises without Landlord’s prior written consent.

5.	Signs. Unless otherwise expressly agreed to in writing by Landlord:

a.	No signs will be allowed on the exterior of the Building or the interior or exterior of windows.

b.	No signs except in uniform locations and styles designated by Landlord will be permitted in the public corridors or on corridor doors or entrances to Tenant’s space.

c.	The construction and/or installation of all authorized signs for Tenant will be contracted for by Landlord at the rate fixed by Landlord from time to time, and Tenant shall pay for such service promptly upon rendition of a bill therefore.

6.	Repair, Maintenance, Alterations and Improvements. Tenant shall perform Tenant’s repair, maintenance, alterations and improvements in the Premises only during times reasonably agreed to in advance by Landlord and in a manner, which will not interfere with the rights of other tenants in the Building.

7.	Water Fixtures. Tenant shall not use water closets or water fixtures for any purposes for which they are not intended. Tenant shall pay any cost incurred as a result of any misuse of water closets or fixtures by Tenant.

8.	Damage to Premises. Except as permitted by Landlord, no tenant shall mark up, paint signs upon, cut, drill into, drive nails or screws into, or in any way mar or deface the walls, ceilings, partitions or floors of any premises or the Building. Notwithstanding the foregoing, normal picture hanging is permitted within the Premises. Any defacement, damage or injury caused by any tenant, its agents or employees shall be paid for by such tenant.

9.	Explosives, Firearms and Hazardous Materials. Explosives and firearms of any type shall not be brought into the Building or Office Park. The use or storage of inflammable liquids or any hazardous material is expressly prohibited, except that small quantities of such materials used for routine cleaning and maintenance of the Premises or in connection with Tenant’s Permitted Uses of the Premises are not prohibited, so long as Tenant stores, uses and disposes of such materials in strict accordance with all applicable laws and with the manufacturer’s directions for such materials.

10.	Antennas and Aerials. Except as specifically provided in the Lease, no antenna or aerial shall be erected on the roof or exterior walls of the Building without the prior written consent of Landlord. Notwithstanding that Landlord consents, Landlord reserves the right to assess a reasonable charge for such use which shall be paid monthly as Additional Rent. Any antenna or aerial so installed without prior consent shall be subject to removal without notice at any time, and Tenant shall bear all costs of removal and any repairs necessitated by virtue of its attachment to the Building.

11.	Personal Use of Premises. The Premises shall not be used or permitted to be used for residential lodging or sleeping purposes or for the storage of personal effects or property not required for business purposes.

12.	Heavy Articles. Tenant shall not place in or move about the Premises, without Landlord’s prior written consent, any safe or other heavy article which in Landlord’s reasonable opinion may damage the Building, and Landlord may designate the location of any heavy articles in the Premises.

13.	Carpet Pads. In those portions of the Premises where carpet has been provided directly or indirectly by Landlord, Tenant shall, at its expense, install and maintain pads to protect the carpet under all furniture having casters other than carpet casters.

14.	Vehicles, Animals. Tenant shall not bring any animals or birds into the Building, and shall not permit other vehicles inside or on the sidewalks outside the Building except in areas designated from time to time by Landlord for such purposes.

15.	Deliveries. Tenant shall insure that deliveries of materials and supplies to the Premises are made through such entrances and corridors and at such times as may from time to time be designated by Landlord, and shall promptly pay or cause to be paid to Landlord the cost of repairing any damage in or to the Building caused by any person making such deliveries.

16.	Furniture and Equipment. Tenant shall insure that furniture and equipment being moved into or out of the Premises is moved through such entrances and corridors and at such times as may from time to time be designated by Landlord. It shall be moved by movers or a moving company approved by Landlord, and Tenant shall promptly pay or cause to be paid to Landlord the cost of repairing any damage in or to the Building or Premises resulting there from.

17.	Solicitations. Landlord reserves the right to restrict or prohibit canvassing, soliciting or peddling in the Building or Office Park.

18.	Food and Beverage. Only persons approved from time to time by Landlord may commercially, for profit, prepare, solicit orders for, sell, serve or distribute foods or beverages in the Building or Office Park, or use the Office Park Common

Areas for any such purpose. Except with Landlord’s prior written consent and in accordance with arrangements approved by Landlord, Tenant shall not permit the preparation, solicitation of orders for sale, serving or distribution of food or beverages at the Premises.

19.	Refuse. Tenant shall place all refuse in proper receptacles provided by Tenant at its expense in the Premises or in receptacles (if any) provided by Landlord for the Building, and shall keep the lobbies, corridors, stairwells, ducts and shafts of the Building free of all refuse.

20.	Obstruction. Tenant shall not obstruct or place anything in or on the sidewalks or driveways of the Office Park or in the lobbies or corridors of the Building, or use such locations for any purpose except ingress to and egress from the Premises without Landlord’s prior written consent. Landlord may remove, at Tenant’s expense, any such obstruction or thing (unauthorized by Landlord) without notice or obligation to Tenant.

21.	Dangerous or Immoral Activities. Tenant shall not make any use of the Premises, which involves any danger of injury to any person, nor shall the same be used for any immoral purpose.

22.	Proper Conduct. Tenant shall not conduct itself in any manner which is inconsistent with the character of the Building as a first quality office building or which will impair the comfort and convenience of other tenants in the Building.

23.	Employees, Agents and Invitees. In these Rules and Regulations, “Tenant” includes the employees, contractors, agents, invitees and licensees of Tenant and others permitted by Tenant to use or occupy the Premises.

24.	Extermination. If the Premises shall become infested with vermin, Tenant, at its expense, shall cause the same to be exterminated as may be required by contractors approved by Landlord.

End.